Portions of this document have been deleted pursuant to an application for Confidential Treatment filed with the Securities and Exchange Commission.





 AMISYS IMPLEMENTATION AND SYSTEMS INTEGRATION
               SERVICES AGREEMENT

                     between

            PEROT SYSTEMS CORPORATION

                       and

        MERIT BEHAVIORAL CARE CORPORATION



       dated effective as of January 12, 1996

      AMISYS IMPLEMENTATION AND SYSTEMS INTEGRATION SERVICES AGREEMENT

     THIS AGREEMENT made effective as of the 12th day of January, 1996 (the "Effective Date") by and between PEROT SYSTEMS CORPORATION ("PSC") with its principal place of business at 12377 Merit Drive, Dallas, TX, 75251 and MERIT BEHAVIORAL CARE CORPORATION ("MBC") with its principal place of business at One Maynard Drive, Park Ridge, NJ, 07656.


              W I T N E S S E T H :

     WHEREAS, PSC proposes to provide implementation services for the AMISYS Managed Care System and systems integration services in support of MBC's managed care system needs; and

     WHEREAS, MBC desires to obtain from PSC implementation services for the AMISYS Managed Care System and systems integration services in support of its managed care system needs; and

     WHEREAS, PSC desires MBC's participation in the configuration and testing of the AMISYS Managed Care System and the conversion of MBC's current Information Systems known as Bionet, HP9000, and AS400 to the AMISYS Managed Care System; and

     WHEREAS, PSC is capable and willing to provide certain systems integration services in connection with the AMISYS System implementation;

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MBC and PSC, intending to be legally bound, agree as follows:


Article I.  Definitions

     The following terms shall have the meanings set forth below when used in this Agreement and other agreements executed pursuant to this Agreement unless the context otherwise requires:

     "Acceptance" or "Acceptance of the AMISYS System" means the recognition by MBC in writing that the AMISYS Managed Care System is implemented, installed and operable at designated MBC sites according to the Acceptance Criteria specified in Schedule C.

     "Acceptance Criteria" means those standards and criteria for the completion of the implementation and transition of MBC's legacy systems to the AMISYS System to the extent described in Schedule C of this Agreement; provided, that if MBC does not meet its obligations as specified in Article IV or in an agreed upon project plan, then PSC shall be relieved of the Acceptance Criteria only to the extent that MBC's failure to meet such requirements affects PSC's ability to meet the Acceptance Criteria.

     "Additional Services Fees" shall have the meaning stated in Section 5.3 of this Agreement.

     "AMISYS Managed Care System" or "AMISYS System" means the Software applications purchased and licensed by MBC from American International Healthcare, Inc. (currently AMISYS Managed Care Systems Incorporated) ("AMISYS Managed Care Systems, Inc.") and other third party Software which is used with the AMISYS applications Software and purchased and licensed by MBC from third party vendors.

     "Base Implementation Services Fee" shall have the meaning stated in Section 5.1.

     "Base Index" shall mean the Consumer Price Index ("CPI") published by the Bureau of Labor Statistics of the United States Department of Labor in January one year prior to the Current Index.

     "Contract Year" shall mean each 12-month period commencing on January 12, 1996, or any anniversary of such date during the Term.

     "Current Index" shall mean the CPI published in January of the calendar year in which an increase in the Fees is sought.

     "Deliverables" shall mean the items and services which PSC must submit to MBC for review and approval as described in Schedule B.

     "Documentation" shall mean any user manuals, training materials, user specifications and other user material related to the AMISYS System.

     "Enhancement", or conjugations thereof, shall mean any creation of, addition to, or change in, the AMISYS System which improves or adds to the functionality of a feature of the Software for the AMISYS System other than relating to Third Party Software, and with respect to Enhancements relating to Third Party Software, which can be readily performed by PSC without incurring additional costs related to such Third Party Software or the need for expanded access to, or rights to develop or use, such Third Party Software.

     "Fees" shall mean the Base Implementation Services Fees, Systems Integration and Reporting Fees and Additional Services Fees.

     "Hardware" means any computer hardware required to execute the AMISYS System.

     "Key Users" means MBC staff in Provider, Claims and other NSC departments involved in supporting centralized functions on the AMISYS System.

     "Maintenance", or conjugations thereof, shall mean the following in relation to PSC Software: Any creation or correction of, addition to, or change in, the PSC Software occurring in the normal course of business that does not improve or add to the functionality of the PSC Software or the AMISYS System. In relation to Third Party Software, including AMISYS Software, refer to Section
3.5 of this Agreement.

     "MBC Affiliate" shall mean any person or entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control or shares control with MBC.

     "National Service Center" or "NSC" means MBC operational and support departments where consolidated functions are performed to support MBC corporate objectives.

     "PSC Software" means any Software owned by (as opposed to licensed to) PSC and used with the AMISYS System, including integration software developed by PSC.

     "Software" means the computer application programs that are required to meet the Deliverables of PSC, including but not limited to, the AMISYS System, Third Party Software, PSC Software, or software owned by MBC.

     "Source Code" shall mean the literal computer program(s) written in a specified, standard programming language, from which the applications version(s) of the program(s) are compiled.

     "Systems Integration and Reporting Services Fees" shall have the meaning stated in Section 5.2 of this Agreement.

     "Third Party Software" means any Software which is licensed by and not owned by PSC or MBC and is used with the AMISYS System, including AMISYS application software.

Article II.  Term of Agreement and Extensions

     2.1 Initial Term. The initial term of this Agreement shall continue for a period of two (2) years from the Effective Date, unless terminated earlier pursuant to Article XII ("Initial Term"). In the event this Agreement is not terminated prior to the expiration, or at the expiration, of the Initial Term, the term of the Agreement shall continue indefinitely until terminated pursuant to Article XII (the Initial Term and any continuation collectively shall mean "Term"). After the Initial Term, this Agreement shall continue pursuant to this
Section 2.1 at the charges (as adjusted in accordance with Section 5.10) and upon the terms and conditions in effect during the preceding 12 months of the Term.

Article III.  PSC's Obligations and Scope of Services

     3.1 Base Implementation Services. PSC shall provide implementation, conversion and transition services related to the AMISYS System ("Base Implementation Services") according to the specifications, time schedules, locations, and other parameters as established in Section II of Schedule B and in accordance with the Acceptance Criteria established in Schedule C, both of which are attached hereto and incorporated herein by reference.

     3.2 Systems Integration and Reporting Services. PSC shall provide systems integration and report development services in support of MBC's AMISYS System implementations according to specifications established in Section III of Schedule B. Such services will be provided in support of Base Implementation Services as described in Section II of Schedule B as well as other AMISYS implementation projects as specified in Section IV of Schedule B at the rate defined in Section 5.2. All services provided by PSC pursuant to this Section
3.2 shall be specifically requested and authorized by MBC in writing pursuant to the procedures described in Section III of Schedule B. If Systems Integration and Reporting Services recommended by PSC are required for PSC to perform its obligations under this Agreement, including its obligations under Section II of Schedule B, or for PSC to meet the Acceptance Criteria established in Schedule C, and MBC elects not to authorize the performance of such services, PSC shall not be obligated to perform under this Agreement to the extent that PSC's performance is adversely affected by MBC's inactions or actions.

     3.3 Additional Services. PSC may provide other project and ad hoc services not included in Base Implementation Services or Systems Integration and Reporting Services ("Additional Services"). These Additional Services are described in Section IV of Schedule B. All services provided by PSC pursuant to this Section 3.3 shall be specifically requested and authorized by MBC in writing pursuant to the procedures described in Section IV of Schedule B at the rates defined in Section 5.3 of this Agreement.

     3.4 Staffing Requirements. PSC shall provide sufficient staff, with the necessary experience levels, to fulfill its service obligations applicable to the AMISYS System and any other obligations specified in this Article III and Schedule B and will not charge for such employees, except as specifically provided in this Agreement or in Schedule B. As long as the PSC account manager, implementation manager, technical manager, project managers and transition managers remain employed by PSC, PSC will use its best commercial efforts to avoid changing the personnel fulfilling these responsibilities for a period of two (2) years from the Effective Date. For the above PSC employees that are replaced during the Term, MBC will have the right to interview and recommend replacement candidates provided, however, such recommendation(s) shall not be binding on PSC. For those PSC employees that are replaced during the Term, PSC will substitute employees with comparable levels of skill and experience.

     3.5 Software Maintenance. As part of the services rendered for the Base Services Implementation Fee, PSC shall use its best commercial efforts to assist MBC in the management of any Third Party Software vendors to facilitate the completion and delivery of Deliverables outlined in Sections II and III of Schedule B. This may include any maintenance and/or support agreements established by MBC. MBC shall be responsible for the payment of all Third Party maintenance and/or support fees.

     3.6 Subcontractors. To the extent necessary and practical, PSC may utilize subcontractors to facilitate PSC's performance under this Agreement provided, however, that (1) MBC shall have the right to require all such subcontractors to be subject to the obligations of confidentiality as set forth in Article IX hereof; and (2) PSC shall not utilize as subcontractors any former MBC employees or third parties that have provided services to MBC within the preceding twenty-four (24) months without MBC's prior written consent. PSC does not have authority to bind MBC in any subcontractor agreements or any other agreements entered into by PSC in connection herewith, including any agreements relating to MBC's obligations under Article IV.

Article IV.  MBC Obligations

          Testing and Acceptance. MBC agrees to provide adequate staff to test the AMISYS System and to provide adequate user resources for data entry during the transition of the legacy systems to the AMISYS System as specified in each project implementation plan and agrees to Acceptance of the AMISYS System after testing if the AMISYS System meets the Acceptance Criteria as fully described in Schedule C.

          Hardware and Software.MBC shall provide all the Hardware and Software reasonably necessary for PSC to utilize the AMISYS System, and shall be responsible for all costs related to procurement of Hardware, Third Party Software license fees to Third Party Software vendors, and Hardware and Software maintenance and/or support fees to third party Hardware and Software maintenance and/or support providers, including but not limited to the following:

  (a) MBC will be responsible for any Hewlett Packard fees required for on-site services related to performing system maintenance and system upgrades required for PSC to perform services outlined in Schedule B and to meet the Acceptance Criteria established in Schedule C.

  (b) MBC will be responsible for any fees associated with software maintenance or enhancements for (1) the transition of the legacy systems to the AMISYS System, and (2) the AMISYS System itself related to system releases or software upgrades provided by AMISYS Managed Care Systems, Inc., Third Party Software providers or PSC, which are reasonably necessary for PSC to perform the services outlined in Schedule B and to meet the Acceptance Criteria established in Schedule C.

  (c) MBC will be responsible for purchasing all equipment, maintenance, and supplies related to the operation of the AMISYS System. This includes all Hewlett Packard software, hardware, or any other equipment reasonably necessary for PSC to perform the services outlined in Schedule B and to meet the Acceptance Criteria established in Schedule C.

  (d) MBC shall be responsible for all software license and maintenance/support agreements, including its support agreement with AMISYS Managed Care Systems, Inc., reasonably required for PSC to perform the services outlined in Schedule B and to meet the Acceptance Criteria established in Schedule C.

     4.3 Telecommunications Equipment. MBC agrees to provide reasonable equipment, cabling, circuits, line usage, and related items required to access the AMISYS System ("Telecommunications Equipment"), including reasonable communication systems, Local Area Networks (LANs), modems, ports and other interface equipment to be used at any MBC site. MBC will also be responsible for communications equipment and circuit charges necessary for connecting MBC systems to PSC's managed care staff in Dallas, Texas.

     4.4 Manuals. To the extent procedures manuals already exist, MBC will make such procedures manuals available for use by PSC personnel. MBC will maintain and update all manuals as reasonably required for use by PSC and MBC personnel.

     4.5 Data Entry. MBC is responsible for providing users to enter any and all required data into the AMISYS System and to operate the AMISYS System. Such data to be entered includes provider, membership, claims and authorization data. Such data entry will be required for purposes of operating the AMISYS System on a daily basis and any system testing that MBC may be required to complete as defined in Sections II and III of Schedule B.

     4.6  MBC  Staffing  and  Project  Support.   MBC  agrees  to  designate  an
implementation manager at each MBC site for which the AMISYS System is implemented. MBC, as part of meeting the implementation requirements, will provide certain team members to assist in the implementation roll-out. Specific staffing levels to be provided to PSC by MBC include implementation resources of three (3) Business Analysts, three (3) Technical Specialists for conversion and reporting, and three (3) Project Leaders that report to the PSC Project Manager. MBC will also provide the following transition team resources to be assigned to
PSC: one (1) Business Analyst, and one (1) Technical Support Specialist. The MBC employees assigned to this effort will report to a PSC employee and be assigned tasks and deliverables by the PSC Management team. MBC will use its best commercial efforts to avoid changing the employees assigned to the project. For those MBC employees that are replaced during the Term, PSC will have the right to interview and recommend replacement candidates provided, however, such recommendation(s) shall not be binding on MBC. For those MBC employees that are replaced during the Term, MBC will substitute employees with comparable levels of skill and experience.

     In the event an MBC employee fails to meet the deliverable date for Deliverables for which he/she is responsible or does not have the skills necessary to perform MBC's obligations under this Agreement, PSC and MBC will agree to (1) remove such employee from the project; (2) replace such employee with another MBC employee; or (3) authorize PSC to replace the employee with a PSC employee at an additional costs to MBC.

     MBC shall designate Key Users in all NSC departments responsible for administering functions on the AMISYS System. Designated Key Users will have responsibility for AMISYS configuration issues affecting their respective departments and providing interdepartmental on-going training and support for department staff. Designated Key Users will also be responsible for enforcing AMISYS standard usage and coordinating additional departmental staffing resources to support AMISYS System implementations.

     MBC shall provide PSC with reasonable access to personnel as well as appoint a specific employee to act a project liaison as reasonably required to fulfill PSC's obligations as defined in Schedule B. Subject to Article IX herein, MBC agrees to cooperate with PSC by making available, as reasonably requested by PSC, management decisions, personnel, information, approvals and acceptances so that PSC may perform its obligations in a timely and acceptable manner.

     4.7 Availability for Meeting. As reasonably requested by PSC, MBC personnel will be available for meetings, performance reviews and approvals, and to establish goals and objectives associated with services provided by PSC as specified in this Agreement.

     4.8 Third Party Software and Hardware. MBC is responsible for complying with PSC's reasonable requests to use Third Party Software (including the AMISYS application software) and Hardware in accordance with any reasonable restrictions provided by the vendors of such Software and Hardware to the extent required for PSC to perform its obligations under this Agreement.

     4.9 Office Facilities and Supplies. MBC shall provide reasonable office facilities and supplies to PSC to enable PSC to perform its obligations under this Agreement. MBC shall provide equipment to PSC necessary to access the AMISYS System.

     4.10 Postage and Delivery Costs. MBC shall pay all reasonable postage, freight, shipping and handling costs for the implementation of the AMISYS System. MBC shall bear all expenses for the transportation, delivery and transfer of all AMISYS Systems (for training purposes), Documentation and AMISYS System output between PSC and MBC.

     4.11 Data Center Operations and Support. MBC shall establish and operate one Data Center, where data is processed as necessary to fulfill the Acceptance Criteria for the transition of the legacy systems to the AMISYS System.

     4.12 Use of Third Party Services. With respect to services which are required for PSC to meet the Acceptance Criteria established in Schedule C, such services (as described in Sections II and III of Schedule B) must either be completed by PSC, or MBC must obtain prior approval from PSC for the use of third parties to complete this work, which consent shall not be unreasonably withheld.

     4.13 Non-Performance By MBC. Notwithstanding anything contained herein to the contrary, with respect to MBC's responsibilities pursuant to Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10 and 4.11, MBC may, in its sole discretion, determine not to perform any of its obligations pursuant to and described in such sections and no such failure to perform will be deemed a breach of this Agreement, provided, however, that if MBC determines not to perform any such obligations, including opting not to pay any costs or expenses otherwise required herein, (1) PSC shall not be obligated to perform under this Agreement to the extent that PSC's performance is adversely affected by MBC's action or inaction, and (2) neither MBC nor PSC shall be relieved of any of their respective obligations otherwise owed under this Agreement. In the event MBC determines not to perform one of its obligations pursuant to this Article IV, MBC shall provide written notice to PSC thereof, and MBC shall not be relieved of any payments otherwise due PSC as described in Article V.

     4.14  Incurrence  of  Expenses.  With  respect to MBC's  obligations  under
Section 4.2, PSC must obtain MBC's prior written approval before incurring any expenses for which it will seek reimbursement from MBC pursuant to this Article IV.


Article V.  Payment

5.1  Base Implementation Services Fee.

 (a) MBC shall pay to PSC a base implementation fee (the "Base Implementation Fee") of $_________ for January, 1996, and confidential $__________ for each subsequent month during the Term of this treatment Agreement for the Base Implementation Services specified in requested Section II of Schedule B performed by PSC in accordance with the procedures of such Schedule B.

 (b) With respect to each Implementation Site, including but not limited to those Implementation Sites described in Section II of Schedule B, MBC and PSC shall mutually agree on a date that implementation for each site will be completed (the "Live Date") in accordance with the Acceptance Criteria as described in Schedule C (the "Acceptance Criteria"). A list of the Live Dates shall be incorporated herein and attached hereto as Exhibit A and shall be amended from time as additional Live Dates are mutually established by MBC and PSC.

 (c) With respect to each Implementation Site, if PSC satisfies all of the Acceptance Criteria on the scheduled Live Date, MBC's obligation to pay the Base Implementation Fee shall remain unchanged.

 (d) With respect to each Implementation Site, if PSC fails to satisfy any of the Acceptance Criterion on the scheduled Live Date solely due to PSC's failure to perform its obligations hereunder, and such failure continues for thirty
 (30) days after the scheduled Live Date, the Base Implementation Fee for the subsequent confidential month shall be reduced by an amount equal to $________ per day treatment until the implementation for each site is completed consistent requested with the Acceptance Criteria, provided that PSC's failure to complete one or more sites by their respective Live Dates shall not affect MBC's obligation to pay the adjusted Base Implementation Fee in a timely manner, and provided further, that MBC shall make the appropriate adjustments to the Base Implementation Fee on a monthly basis. Such fee reduction shall cease upon the termination of this Agreement.

 (e) With respect to each Implementation Site, if PSC satisfies all of the Acceptance Criteria by more than thirty (30) days before the scheduled Live Date, the Base Implementation Fee for the subsequent month shall be increased by an amount equal to confidential $________ per day until thirty (30) days before the scheduled treatment Live Date, provided that PSC's ability to complete one or more requested sites before their respective Live Dates shall not affect MBC's obligation to pay the adjusted Base Implementation Fee in a timely manner and provided, further, that MBC shall make the appropriate adjustments to the Base Implementation Fee on a monthly basis.

 (f) Nothing contained in Sections 5.1 (b) - (e) shall affect any of MBC's or PSC's obligations, rights or remedies under this Agreement except with respect to payment of the Base Implementation Fee.

     5.2  Systems Integration and Reporting Services Fees.
 MBC shall pay PSC, at an hourly rate of $_______, to provide     confidential
 the Systems Integration and Reporting Services as described and  treatment
 identified in Section 3.2 of this Agreement                      requested

     5.3 Additional Services Fees. PSC may provide services for additional projects not covered by the Base Implementation Services Fee and Systems Integration and Reporting Services Fees at the following hourly rates:

     Project Managers $___ per hour confidential Business, Financial, and Systems Analysts $___ per hour treatment Network and Systems Engineers $___ per hour requested


In substitute for hourly rates for Additional Services, MBC may request, and PSC may propose, fixed price quotes for certain Additional Services projects. Such fixed price fees will be due and payable to PSC in equal monthly payments during the term of the project, or as otherwise agreed.

     5.4 Hardware and Software Procurement Fees. At MBC's request, PSC may provide quotes for third party Hardware and Software required to support services provided under this Agreement. Upon MBC's written acceptance of PSC's third party Hardware or Software quotes, and upon PSC's delivery of requested Hardware or Software, MBC agrees to pay PSC for such quoted fees.

     5.5 Reimbursement of Travel Expenses. MBC shall reimburse PSC at PSC's cost for such reasonable and necessary direct out-of-pocket travel expenses incurred directly in connection with PSC's performance of its services as contemplated by this Agreement, including reasonable air fare (coach class), accommodations and reasonable meals, but excluding any normal scheduled travel to the offices of AMISYS Managed Care Systems, Inc., for training classes. Such travel must be approved in advance by an authorized representative of MBC, which approval shall not be unreasonably withheld or delayed (but which approval shall not be required in urgent situations). MBC shall be invoiced monthly in arrears; provided, however, that MBC shall have no obligation to reimburse PSC for any such expenses which are either not properly approved in advance or which are not invoiced within one year of the date incurred by PSC.

     5.6 Invoice Adjustments and Additional Charges. MBC must identify in writing to PSC any contested invoice items within one year after receipt of the invoice or forego any future rights to contest such invoice, except in the case of fraud or deceit. In addition, PSC must identify in writing to MBC any additional charges not originally included on the invoice delivered to MBC within one year after the later of the date the costs were incurred by PSC, or PSC agrees to forego any future rights to invoice MBC for such charges.

     5.7 Invoices. PSC will invoice MBC on or about the fifth business day of each month for: (1) the Base Implementation Services Fees for such month; and
(2) any Systems Integration and Reporting Services Fees and Additional Services Fees relating to the performance of such services for the previous month. All PSC invoiced amounts are due and payable thirty (30) days after receipt by MBC. PSC shall supply supporting data for such invoices as reasonably requested by MBC.

       5.8 Proration. All periodic charges (other than hourly charges) under this Agreement are to be computed on a calendar month basis, and will be prorated for any partial month as follows: number of days that have transpired in the month divided by the number of days in the month.

     5.9 Pricing Adjustments. Except as otherwise agreed upon by the parties and subject to this Section 5.9, during the Term of this Agreement, PSC may not increase the Fees. Commencing as of January 12, 1997, and not more than once annually, PSC may increase the Fees according to the following formula:

     (1) If the Current Index is less than or equal to seven percentage points higher than the Base Index, PSC may increase the Fees by 50 percent of the percentage point increase of the Current Index over the Base Index (e.g., if the Base Index = 100 and the Current Index = 102, the Fees may be increased by (.5 x (102 - 100)/100) = 1%).

     (2) If the Current Index is more than seven percentage points higher than the Base Index, PSC may increase the Fees by 50 percent of the percentage point increase of the Current Index over the Base Index up to seven percentage points and 75 percent of the percentage point increase of the Current Index over the Base Index over seven percentage points (e.g., if the Base Index = 100 and the Current Index = 108, the Fees may be increased by (108-100)/100 = 8%; (.5 x 7%) + (.75 x 1%) = 3.5% + .75% = 4.25%).

     (3) In the event that the Bureau of Labor Statistics ceases to publish the CPI or substantially changes its content or format, MBC and PSC shall substitute therefor another comparable measure published by an agreed-upon source; provided, however, that if such change is to redefine the base year for the CPI from 1982-1984 to some other year, the parties will continue to use the CPI but shall, if necessary, convert either the Base Index or the Current Index to the same basis as the other by multiplying such index by the appropriate conversion factor.

Article VI.  Books and Records; Audit Rights

     6.1 Records. PSC shall make and keep complete copies of the following written records relating to the services performed under this Agreement: (1) in regard to any expenses charged to MBC under this Agreement, including expense reports and receipts; (2) in regard to services provided on a time and materials basis, copies of all timelogs relating to such services; and (3) in regard to services provided for a fixed price, copies of all records reflecting delivery and system acceptance of Deliverables. PSC shall preserve all such records for no less than two (2) years after the services related to the records are completed. During the Term of this Agreement and for two (2) years thereafter, MBC shall have the right, at its own expense, to inspect and copy such records during PSC's regular working hours.

     6.2 Annual Audit. PSC shall cooperate and participate in an annual audit of PSC by MBC (or a third party consistent with the provisions of this Section 6.2), conducted at MBC's option and expense, for the limited purpose of ensuring compliance with this Agreement. PSC shall make available to MBC all pertinent books and records, the AMISYS System and any other necessary information such that MBC can properly evaluate the performance of PSC with respect to this Agreement. PSC shall not be obligated by this Agreement to disclose to MBC or any other person or entity any information which is not reasonably necessary to conduct such an audit, nor shall PSC be obligated to divulge any trade secrets or proprietary information of PSC or any third party except to the extent reasonably necessary to satisfy the purpose of the audit contemplated by this
Section 6.2, and in no event shall PSC be obligated to divulge any trade secrets or proprietary information to any competitor, or affiliate of a competitor, of PSC. MBC may utilize third parties, which are not competitors, or affiliates of a competitor, of PSC, to conduct such audit subject to such third party or parties entering into a confidentially agreement reasonably satisfactory to MBC and PSC. PSC shall perform or start to perform its obligations under this
Section 6.2 within ten (10) days of dispatch of written notice from MBC that MBC is availing itself of the rights afforded by this Section 6.2

     6.3 Article Survives Agreement. This Article VI shall survive the Term of this Agreement for four (4) years notwithstanding the reason for the expiration or termination of the Agreement.

     6.4 HHS Audit.  If required by  applicable  law, PSC agrees that until four
(4) years after the termination or expiration of this Agreement, PSC will make available to the Secretary of the United States Department of Health and Human Services (the "Secretary") and the United States Comptroller General, and their duly authorized representatives, this Agreement and all pertinent books, documents and records necessary to certify the nature and extent of the costs of the goods and services provided to MBC under this Agreement, as their respective interests may appear. This section does not obligate PSC to maintain records in any particular format. No attorney-client, accountant-client or other legal or equitable privilege shall be deemed to have been waived by the parties by virtue of this provision.

     6.5 Audit of PSC Subcontractors. If PSC carries out the duties of this Agreement through a subcontract worth $10,000 or more over a twelve (12) month period , the subcontract shall contain clauses substantially identical to Sections 6.1 through 6.4, inclusive, of this Agreement to permit access to the subcontractor's books and records by MBC , as their respective interests may appear, and the Secretary, the United States Comptroller General and their representatives.


Article VII.  RIGHTS IN DATA; OWNERSHIP

     7.1 Rights in Data. As between MBC and PSC, all data provided to PSC, in connection with the AMISYS System, processing through use of the Software or in connection with the performance by PSC of any of its obligations pursuant to this Agreement shall be be the exclusive property of MBC. In no event shall PSC claim any rights with respect to such data or take any action with respect to such data that is inconsistent with the duties of a bailee for hire without the prior written consent of MBC.

     7.2 Additional Rights in Data. MBC fully reserves its rights to retrieve, transport and deliver to third parties the data provided by MBC and all manipulations of such data associated with the AMISYS System. PSC shall not delay, hinder or impede MBC's exercise of such powers, not withstanding the pendency of any dispute between MBC and PSC with respect to MBC's justification to so act.

     7.3 Ownership. For purposes of this Agreement, "Work Product" shall mean the data, materials, documentation, computer programs, inventions (whether or not patentable), and all works of authorship, including all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right, created or developed in whole or in part by PSC, whether prior to the date of this Agreement or in the future, while retained by MBC and that (i) are created within the scope of this Agreement, as such Agreement is amended by the parties or otherwise in connection or in the performance by PSC of its obligations hereunder, and (ii) has been or will be paid for by MBC pursuant to this Agreement. All Enhancements and Maintenance created hereunder shall be deemed Work Product. All Work Product shall be the sole and exclusive property of MBC and shall be deemed "works made for hire" of which MBC shall be deemed the author. If any of the Work Product may not, by operation of law, be considered work made for hire by PSC for MBC, or if ownership of all right, title, and interest of the intellectual property rights therein shall not otherwise vest exclusively in MBC, PSC assigns to MBC, and upon the future creation thereof automatically assigns to MBC, without further consideration, the ownership of all Work Product. MBC shall have the right to obtain and hold in its own name copyrights, registrations, and any other protection available in the Work Product. PSC agrees to perform, during or after the term of this Agreement, such further acts as may be necessary or desirable to transfer, perfect and defend MBC's ownership of the Work Product that are reasonably requested by MBC. MBC agrees that it may not transfer or disclose such Work Product to third parties, except to MBC Affiliates to the extent (a) such MBC Affiliate is not a competitor of PSC; and (b) such MBC Affiliate agrees not to transfer or disclose such Work Product to a third party. MBC's ownership of the Work Product is restricted in that MBC and MBC Affiliates may only use the Work Product in support of their respective businesses.

     MBC hereby grants to PSC an irrevocable, exclusive, worldwide, royalty-free license to use and distribute (internally and externally) copies of, and prepare derivative works based upon, such Work Product and derivative works thereof. Such license shall be transferable except PSC may not transfer such license to any competitors of MBC or affiliates of such competitors.

     7.4 Pre-existing Materials. To the extent that any pre-existing materials are contained in the materials PSC delivers to MBC, such materials will not be deemed "Work Product" under Section 7.3, and PSC grants to MBC an irrevocable, non-exclusive, worldwide, royalty-free license to use copies of, and prepare derivative works based upon, such pre-existing materials and derivative works thereof. Such license shall be non-transferable except that MBC may transfer such license to MBC Affiliates, as defined herein, to the extent such MBC Affiliate is not a competitor of PSC. The license granted in this Section 7.4 is restricted in that MBC and MBC Affiliates may (a) use the pre-existing materials only in the operation of the AMISYS System and not to provide data processing services to third parties and (b) not disclose the PSC Software or related Documentation to third parties; provided, however, that MBC or MBC Affiliates may disclose the PSC Software and related Documentation to third parties who have executed PSC's standard non-disclosure agreement as necessary for the operation or maintenance of the PSC Software to provide such services to MBC or its Affiliates.


Article VIII. Representations, Warranties and
                 Covenants

     8.1 PSC'S WARRANTIES. PSC warrants and represents to MBC as follows:

     (a) PSC warrants that its services shall be performed by qualified personnel and consistent with good practice in the computer services industry. If PSC breaches this warranty, MBC shall notify PSC in writing within thirty (30) days after such services are performed, setting forth the manner in which the services are defective. Within thirty (30) days after receipt of such notice, PSC shall supply services to correct or replace the work at no charge. DURING SUCH THIRTY (30) DAY PERIOD, PSC'S OBLIGATION TO CORRECT THE DEFECTIVE SERVICES AT NO CHARGE IS MBC'S EXCLUSIVE REMEDY FOR BREACH OF SUCH WARRANTY. In the event PSC does not correct the defect by the end of the thirty (30) day period, MBC may avail itself of other remedies. This Section 8.1(a) shall not affect or delay MBC's ability to terminate for cause pursuant to Section 12.1. The 30-day notice provisions in this Section 8.1(a) and in Section 12.1 may run at the same time.

     (b) PSC owns and/or possesses all rights and interests in the PSC Software necessary to grant the rights set forth in this Agreement.

     (c) The Deliverables shall be delivered to MBC in accordance with the agreed upon specifications pursuant to the procedures established in Schedule B. If PSC breaches this warranty, MBC shall notify PSC in writing within thirty (30) days after such Deliverables are delivered, setting forth the manner in which the Deliverables do not meet the agreed upon specifications. Within thirty (30) days after receipt of such notice, PSC shall supply services to correct such defects at no charge. DURING SUCH THIRTY (30) DAY PERIOD, PSC'S OBLIGATION TO CORRECT THE DEFECT AT NO CHARGE IS MBC'S EXCLUSIVE REMEDY FOR BREACH OF SUCH WARRANTY. In the event PSC does not correct the defect by the end of the thirty (30) day period, MBC may avail itself of other remedies. This Section 8.1(c) shall not affect or delay MBC's ability to terminate for cause pursuant to Section 12.1. The 30- day notice provisions in this Section 8.1(c) and in Section 12.1 may run at the same time.

     (d) EXCEPT AS SPECIFIED IN THIS AGREEMENT, PSC DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ANY THIRD PARTY SOFTWARE, HARDWARE AND EQUIPMENT PROVIDED BY PSC UNDER THIS AGREEMENT IS PROVIDED "AS IS", BUT PSC SHALL TRANSFER TO MBC ANY WARRANTIES IT RECEIVES FROM THIRD PARTY MANUFACTURERS OR VENDORS FOR SUCH SOFTWARE, HARDWARE AND EQUIPMENT, AND SHALL USE ITS BEST COMMERCIAL EFFORTS TO HELP MBC ENFORCE SUCH THIRD PARTY WARRANTIES.

     8.2 MBC'S WARRANTIES. MBC represents and warrants that it has procured all rights and licenses which are necessary for PSC to implement and use the AMISYS System and the Third Party Software in order to perform its obligations under this Agreement.


Article IX.  Confidentiality and Security

     9.1  Definitions.   For purposes of this Agreement:

          9.1.1 "Trade Secrets" means information which: (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy;

          9.1.2 "Confidential Information" means information, other than Trade Secrets, that is of value to its owner and is treated as confidential;

          9.1.3 "Proprietary Information" means, collectively, Trade Secrets and Confidential Information. Proprietary Information includes, but is not limited to, the identity of patients, patient records, patient related materials (including, but not limited to, records or documents relating to the management or administration of patient care or to the processing or review of claims), the content of any AMISYS records, financial and tax information, information regarding AMISYS claims submission and reimbursements, and the object codes and Source Codes and Documentation for proprietary software;

          9.1.4. "Owner" or "Owning Party" refers to the party disclosing Proprietary Information hereunder, whether such disclosure is directly from Owner or through Owner's employees or agents; and

          9.1.5 "Recipient" or "Receiving Party" refers to the party receiving any Proprietary Information hereunder, whether such disclosure is received directly or through Recipient's employees or agents.

     9.2 Obligation to Observe Confidentiality. Each party hereunder may disclose to the other party certain Proprietary Information of such party or of such party's associated companies, suppliers, customers or patients. The Recipient of the Proprietary Information agrees to keep the Proprietary Information confidential and not to, directly or indirectly, distribute, reveal, publish, disclose, cause to be disclosed, or otherwise transfer the Proprietary Information disclosed by Owner to any third party, or utilize the Proprietary Information disclosed by Owner for any purpose whatsoever other than as expressly contemplated by this Agreement. With regard to the Trade Secrets, this obligation shall continue for so long as such information constitutes a trade secret under applicable law. With regard to the Proprietary Information, this obligation shall continue for the Term of this Agreement and for a period of five (5) years thereafter.

     9.3 Protection. The Receiving Party shall not disclose the Proprietary Information except to those persons having a need to know for purposes authorized in Section 9.2. Each party shall take appropriate action, by instruction to or agreement with its employees, agents and subcontractors, to maintain the confidentiality of the Proprietary Information. Either party may disclose any Proprietary Information on an as-needed basis to its employees and its nonemployee fiduciaries, including without limitation its attorneys, accountants, auditors, controlling persons, officers, directors or trustees, without the Owning Party's prior consent, provided that such recipients enter into an agreement to keep such Proprietary Information confidential with substantially the same protections as contained herein. The Receiving Party shall promptly notify the Owning Party in the event that the Receiving Party learns of an unauthorized release of Proprietary Information. The Receiving Party shall be responsible for the breach of this provision by such other parties.

     9.4 Exceptions. The foregoing obligations of confidentiality shall not apply, if and to the extent that:

     (a) Recipient  establishes  that the information  communicated  was already
     known  to  Recipient,   without   obligations  to  keep  such   information
     confidential, at the time of Recipient's receipt from Owner;

     (b)  Recipient   establishes   that  the   information   communicated   was
     independently developed or discovered by Recipient, without direct or indirect access to such Proprietary Information;

     (c) Recipient establishes that the information communicated was received by Recipient in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential;

     (d) Recipient establishes that the information communicated was publicly known at the time of Recipient's receipt from Owner or has become publicly known other than by a breach of this Agreement; or

     (e) Recipient is required by an administrative agency or other governmental body of competent jurisdiction to disclose the Proprietary Information pursuant to subpoena or other lawful process.

     9.5 Return of Proprietary Information. Except as otherwise specifically provided in this Agreement, upon the termination or expiration of this Agreement, each party shall (a) immediately cease to use the other party's Proprietary Information, (b) return to the other party such Proprietary Information and all copies thereof within ten (10) days of the termination or expiration, unless otherwise provided in this Agreement, and (c) upon request, certify in writing to the other party that it has complied with its obligations set forth in this Article IX, unless otherwise provided in this Agreement.

     9.6 Availability of Equitable Remedies. The parties acknowledge that monetary remedies may be inadequate to protect rights in Proprietary Information and that, in addition to legal remedies otherwise available, injunctive relief is an appropriate judicial remedy to protect such rights.

     9.7 Exploitation. PSC shall not use Proprietary Information received from MBC or any Key User for the purpose of developing information or statistical compilations for use by third parties or for any other commercial exploitation, unless otherwise agreed upon in writing by MBC.

     9.8 Reasonable Assistance. Each party agrees to provide reasonable assistance and cooperation upon the reasonable request of the other party in connection with any litigation against third parties to protect the requesting party's Proprietary Information or in seeking a protective order or other remedy designed to keep the Proprietary Information confidential, provided that the party seeking such assistance and cooperation shall reimburse the other party for its reasonable out-of-pocket expenses.

     9.9 Nondisclosure of Existence of Agreement. Neither party shall refer to the existence of this Agreement or disclose its terms or use the name of the other party in any press release, advertising or materials distributed to prospective customers, without consulting the other party. MBC shall consult with the PSC Account Manager. PSC shall not represent, directly or indirectly, that any product or service of PSC has been approved or endorsed by MBC or any Authorized User.

     9.10 Section Survives Contract. This Article IX shall survive the termination or expiration of this Agreement indefinitely without regard to the cause of such termination or expiration.


Article X.  Indemnities

     10.1  Indemnification.  Each party shall  indemnify  and hold  harmless the other party and its affiliates, directors, officers, employees and agents (collectively, the "indemnitee") against any and all losses, liabilities, judgments, awards and costs (including legal fees and expenses) (collectively "Losses") arising out of or related to any claim (1) for personal injury of any agent, employee, customer, business invitees or business visitor of the indemnitor; (2) damage to real property or tangible personal property (other than intellectual property infringement claims) in the possession or under the control of the indemnitor; and (3) any claim by a third party arising from indemnitor's violation of its obligations of confidentiality hereunder, including, but not limited to, obligations relating to patient identities, patient records, or patient related materials under Article IX of this Agreement, including any damages finally awarded attributable to such claim and any reasonable expense incurred by indemnitee in assisting indemnitor in defending against such claim, that arises out of any action or inaction by the indemnitor or its employees or agents; provided, however, that indemniteegives indemnitor: (a) written notice within a reasonable time after indemnitee is served with legal process in an action asserting such claims, provided that the failure or delay to notify indemnitor shall not relieve indemnitor from any liability that it may have to indemnitee hereunder so long as the failure or delay shall not have prejudiced the defense of such claim and then only to the extent that the indemnitor actually is prejudiced; and (b) reasonable assistance in defending the claim. The indemnitor shall be entitled to have sole authority to defend or settle such claim, provided that, within fifteen (15) days after receipt of such written notice, the indemnitor notifies the indemnitee in writing that it acknowledges its responsibility to indemnify indemnitee for losses from such claim hereunder, and that it has elected to assume full control. In the event indemnitor fails to acknowledge its responsibility to indemnify indemnitee in respect of such claim, or elects not to defend any such claim, indemnitee shall have the option but not the duty to reasonably settle or defend the claim at its cost and indemnitor shall indemnify indemnitee for such settlement or any damages finally awarded against indemnitee attributable to such claim, reasonable costs and expenses (including attorneys' fees), and interest on such recoverable funds advanced.

     10.2 PSC Infringement Indemnity. PSC agrees to indemnify and hold harmless MBC and its affiliates, directors, officers, employees and agents against any and all losses, liabilities, judgments, awards and costs (including legal fees and expenses) arising out of or related to any third-party claim that MBC's use or possession of any PSC Software (including for thissubsection but not limited to any Source Code and related Documentation) provided by PSC for use by MBC under this Agreement, when used as provided in this Agreement, infringes or violates the U.S. copyright, patent, trade secret or other proprietary rights of any third party, including any damages finally awarded attributable to such claim and any reasonable expense incurred by MBC in assisting PSC in defending against such claim; provided, however, that MBC gives PSC: (a) written notice within a reasonable time after MBC is served with legal process in an action asserting such claims, provided that the failure or delay to notify PSC shall not relieve PSC from any liability that it may have to MBC hereunder so long as the failure or delay shall not have prejudiced the defense of such claim and then only to the extent that the PSC actually is prejudiced; and (b) reasonable assistance in defending the claim. PSC shall be entitled to have sole authority to defend or settle such claim, provided that, within fifteen (15) days after receipt of such written notice, PSC notifies MBC in writing that it acknowledges its responsibility to indemnify MBC for losses from such claim hereunder, and that it has elected to assume full control. In the event PSC fails to acknowledge its responsibility to indemnify MBC in respect of such claim, or elects not to defend any such claim, MBC shall have the option, but not the duty, to reasonably settle or defend the claim at its cost and PSC shall indemnify MBC for such settlement or any damages finally awarded against MBC attributable to such claim, reasonable costs and expenses (including costs of investigation and legal fees and expenses) and interest on such recoverable funds advanced. PSC will cooperate with MBC to pass through any applicable indemnity received by PSC from Third Party Software vendors with respect to such vendors' software.

     If use of the PSC Software by MBC is disrupted as a result of a third party claim, MBC may, in addition to any other rights and remedies provided in this Agreement, require PSC to perform one or more of the following actions:

     (a) Replacement: Replace the PSC Software by implementing a non-infringing product of equivalent functional and performance capability of the PSC Software as described in the Project Plan and/or respective specifications;

     (b) Modification: Modify the PSC Software to avoid the infringement, provided, however, no such replacement or modification shall substantially impair the functionality or performance of such software;

     (c) Obtain License: Obtain a license from the third party claiming infringement for MBC's use of the PSC Software.

PSC shall have the sole discretion of electing which of the three options or combination thereof it will perform, provided that PSC's choice ameliorates the disruption.

     10.3 MBC Copyright Indemnity. MBC agrees to indemnify and hold harmless PSC and its affiliates, directors, officers, employees and agents against any and all losses, liabilities, judgments, awards and costs (including legal fees and expenses) arising out of or related to any third-party claim that PSC's use or possession of any MBC owned software (including for this subsection but not limited to any Source Code and related Documentation) provided by MBC for use by PSC under this Agreement, when used as provided in this Agreement, infringes or violates the U.S. copyright, patent, trade secret or other proprietary rights of any third party, including any damages finally awarded attributable to such claim and any reasonable expense incurred by PSC in assisting MBC in defending against such claim; provided, however, that PSC gives MBC: (a) written notice within a reasonable time after PSC is served with legal process in an action asserting such claims, provided that the failure or delay to notify MBC shall not relieve MBC from any liability that it may have to PSC hereunder so long as the failure or delay shall not have prejudiced the defense of such claim and then only to the extent that the MBC actually is prejudiced; and (b) reasonable assistance in defending the claim. MBC shall be entitled to have sole authority to defend or settle such claim, provided that, within fifteen (15) days after receipt of such written notice, MBC notifies PSC in writing that it acknowledges its responsibility to indemnify PSC for losses from such claim hereunder, and that it has elected to assume full control. In the event MBC fails to acknowledge its responsibility to indemnify PSC in respect of such claim, or elects not to defend any such claim, PSC shall have the option, but not the duty, to reasonably settle or defend the claim at its cost and MBC shall indemnify PSC for such settlement or any damages finally awarded against PSC attributable to such claim, reasonable costs and expenses (including costs of investigation and legal fees and expenses) and interest on such recoverable funds advanced. MBC will cooperate with PSC to pass through any applicable indemnity received by MBC from Third Party Software vendors with respect to such vendor's Software.

     10.4 Subrogation. In the event that an indemnitor shall be obligated to indemnify an indemnitee pursuant to this Article X, the indemnitor shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnitee with respect to claims to which such indemnification relates.

     10.5 Exclusive Remedy. The indemnification rights of each indemnitee pursuant to this Article X shall be the exclusive remedy of such indemnitee with respect to the claims to which such indemnification relates; provided, however, that such indemnitee shall retain the right to seek injunctive or other non-monetary equitable remedies with respect to such claims.


Article XI.  Remedies

     11.1 Measure and Limitation of Damages. The measure of damages recoverable from one party by the other for any reason, whether arising by negligence, intended conduct or otherwise, shall not include any amounts for indirect, special, consequential or punitive damages of any party, including third parties, even if such damages are foreseeable. In the event one party shall be liable to the other party for damages arising under or in connection with this Agreement, whether arising by negligence, intended conduct or otherwise, then that party may recover from the other its actual direct damages only. Such damages will be limited to one-half of all Fees paid by MBC to PSC on the date of the event giving rise to the claim, provided the total actual damages shall not exceed confidential $______________ for the Term of this Agreement. treatment requested

     11.2 Exclusion. The limitations set forth in Section 11.1 are not applicable to (a) any breach of the nondisclosure and confidentiality of Article IX of this Agreement, (b) the failure of one party to make payments due under this Agreement to the other, or the (c) indemnification claims as set forth in
Article X.

     11.3 Limitation Period. Neither party to this Agreement may assert against the other party any claim in connection with this Agreement unless the asserting party has given the other party written notice of the claim within two (2) years after the asserting party first knew or should have known of the facts giving rise to such claim.


Article XII.  Termination


     12.1 Termination for Cause. If either party defaults in the performance of any of its material obligations under this Agreement (other than a payment default), and such default is not cured within 30 days after written notice is received by the defaulting party specifying, in reasonable detail, the nature of the default, the non-defaulting party may, upon further written notice to the defaulting party, terminate this Agreement as of the date specified in such notice of termination.

     12.2 Termination For Convenience: Commencing eighteen (18) months from the Effective Date, at any time MBC or PSC may terminate this Agreement for any reason by providing the other party 180 days' prior written notice of its decision to terminate.

     12.3 Termination for Nonpayment. If MBC defaults in the payment of any amount due to PSC pursuant to this Agreement and does not cure such default within ten (10) days after being given written notice of such default, PSC may terminate this Agreement upon further written notice to MBC.

     12.4 Termination for Insolvency Either party may, by giving the other notice, terminate this Agreement with immediate effect:

          (1) upon the institution by the other party of proceedings to be adjudicated bankrupt or insolvent, or the consent by the other party to institution of bankruptcy or insolvency proceedings against it or the filing by the other party of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act, or any similar applicable Federal or state law, or the consent by the other party to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of the other party or of all or any substantial part of its property, or the making by the other party of an assignment for the benefit of creditors, or the admission in writing by the other party of its inability to pay its debts generally as they become due or the taking of corporate action by the other party in furtherance of any such action; or

          (2) if, within sixty (60) days after the commencement of an action against the other party seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the other party stayed, or if the stay of any such order or proceeding shall thereafter be set aside; or if, within sixty (60) days after the appointment without the consent or acquiescence of the other party of any trustee, receiver or liquidator or similar official of the other party or of all or any substantial part of the property of the other party, such appointment shall not have been vacated. In the event either party becomes or is declared insolvent or bankrupt, is the subject of any proceedings related to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters onto an agreement for the composition, extension or readjustment of all or substantially all of its obligations, then the other party may, by giving notice thereof to such party, terminate this Agreement as of a date specified in such notice of termination.

     12.5 Transition Fees/PSC Software. Notwithstanding anything in the Agreement to the contrary, whenever the Agreement is terminated or expires the following shall apply, in addition to any rights or remedies of the parties under the Agreement:

          12.5.1 Transition Charges. If (1) MBC terminates this Agreement at the end of the second year pursuant to Section 12.2; or (2) if PSC terminates this Agreement during the Initial Term pursuant to Section 12.1, 12.3 or 12.4 of this Article XII, PSC may charge MBC required, reasonable termination costs, including relocation charges, transportation charges, equipment charges, and other reasonable documented expenses related to termination or migration, provided PSC provides estimates of all transition charges fees at the time PSC employees are relocated to perform services under this Agreement, and MBC approves of such transition charges. MBC's obligation for such fees shall not exceed the approved estimate.

          12.5.2 PSC Software. PSC Software is and shall remain PSC's property and MBC shall have no rights or interests to the PSC Software except as described in this Section 12.5.2. PSC hereby grants to MBC a perpetual, non-exclusive, restricted license to use the application software programs (including all related Documentation) of any PSC Software then being used by PSC in connection with the AMISYS System upon expiration of this Agreement or termination of this Agreement. Such license shall be non-transferable except MBC may transfer such license to MBC Affiliates, as defined herein, to the extent such MBC Affiliate is not a competitor of PSC. The license granted in this
          Section 12.5.2 is restricted in that MBC and MBC Affiliates may (a) use the PSC Software only in the operation of the AMISYS System and not to provide data processing services to third parties and (b) not disclose the PSC Software or related Documentation to third parties; provided, however, that MBC or MBC Affiliates may disclose the PSC Software and related Documentation to third parties who have executed PSC's standard non-disclosure agreement as necessary for the operation or maintenance of the PSC Software to provide such services to MBC or its Affiliates.

     12.6 Rights upon Termination. Upon termination of this Agreement at the expiration of the Initial Term or any Renewal Term or by MBC pursuant to Section 12.1, 12.2, 12.3 or Section 12.4 hereof, PSC will, if requested by MBC, provide reasonable training for MBC personnel or the personnel of a designated third party to permit continuity in the performance of implementation services for MBC, said training to be provided during any notice period hereinabove specified and for up to six (6) additional monthly increments commencing with the date of termination, and MBC shall pay PSC for such training at PSC's then current rates (PSC will provide estimates of these rates upon thirty (30) days notice at any time within the last one hundred eighty (180) days of the then current term). Such payment will be billed monthly by PSC and PSC may cease to deliver such services if such invoices are not paid in full within thirty (30) days of receipt. In the event PSC terminates this Agreement pursuant to Sections 12.1 or 12.3, MBC shall immediately pay PSC all amounts due and payable hereunder as of the termination date; a partial month's fee shall be prorated as set forth pursuant to Section 5.8 of this Agreement.

     12.7 Duties Upon Termination. Upon termination of this Agreement by either party under the provisions of this Article XII, PSC shall take reasonable efforts to minimize any further costs, subject to MBC's obligations to pay PSC reasonable termination costs under Section 12.5.1. PSC shall be reimbursed only for the services actually performed and the expenses actually and reasonably incurred as of the date of such termination, subject to MBC's obligations to pay PSC for services pursuant to Section 12.5.


Article XIII.  Taxes

     13.1 Taxes. MBC shall pay, or reimburse PSC for payment of, any taxes or amounts paid in lieu of taxes, however designated or levied, based upon this Agreement, the charges of PSC for the services or materials provided under this Agreement, except for taxes based on the net income of PSC or employment taxes for PSC employees.


Article XIV.  Independent Contractor Status

     14.1 Independent Contractor Status. PSC, in performance of this Agreement, is acting as an independent contractor and shall have the exclusive control of the manner and means of performing the work contracted for hereunder. Personnel supplied by PSC hereunder, whether or not located on MBC's premises, are PSC employees or agents and shall not represent themselves to be otherwise.. Nothing contained in this Agreement shall be construed to create a joint venture or partnership between the parties.


Article XV.  Force Majeure

     15.1 Force Majeure. Neither party hereto shall be liable for any failure or delay in performance of its obligations hereunder (other than payment obligations) by reason of any event or circumstance beyond its reasonable control, including without limitation, acts of God, war, riot, strike, labor disturbance, fire, explosion, flood, or shortage or failure of suppliers.


Article XVI.  Headings

     16.1 Headings. The article and section headings used herein are for reference and convenience only and shall not bear upon the interpretation of this Agreement or Schedules hereto.


Article XVII.  Severability

     17.1 Severability. All agreements, clauses and covenants contained herein are severable, and in the event any of them shall be held to be unconstitutional, invalid, illegal, or unenforceable, the remainder of this Agreement shall be interpreted as if such unconstitutional, invalid, illegal or unenforceable agreements, clauses or covenants were not contained herein. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT THAT PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH.


Article XVIII.  Waiver/Modification

     18.1 Waiver/Modification. The failure by either party to exercise any right provided hereunder shall not be deemed a waiver of such right. This Agreement may be amended, modified or supplemented only by a writing signed by the parties to this Agreement. Such amendments, modifications or supplements shall be deemed as much a part of this Agreement as if so incorporated herein.


Article XIX.  Binding Nature of Contract, Informed Exchange
                   for Value

     19.1 Binding Nature of Contract, Informed Exchange for Value. MBC and PSC represent that both have the legal capacity to enter into this Agreement and Schedules. This Agreement and Schedules shall therefore be binding on the parties which have entered into this Agreement.


Article XX.  Notices to Parties

     20.1 Notices to Parties. All notices required or permitted under this Agreement shall be in writing or by facsimile and sent to the other party at the address or the facsimile number specified below or to such other address or facsimile number as either party may substitute from time to time by written notice to the other and shall be deemed given upon receipt of such notice whether by certified mail, postage prepaid, or personal or courier delivery or, in the case of facsimile transmission, when confirmation is received, as follows:

          If to PSC:        12377 Merit Drive
                            Suite 1600
                            Dallas, TX 75251
                              Attn: Joseph E. Boyd

                            Facsimile Number:  (214) 383-5739

         with a copy to:    12377 Merit Drive
                            Suite 1100
                            Dallas, TX 75251
                              Attn: General Counsel

                            Facsimile Number:  (214) 383-5735

          If to MBC:        Merit Behavioral Care Corporation
                              13736 Riverport Drive
                            Maryland Heights, Missouri  63043
                              Attn: Charles Mangene

                            Facsimile Number:  (314) 595-3526

          with a copy to:   Merit Behavioral Care Corporation
                            One Maynard Drive
                          Park Ridge, New Jersey 07656
                              Attn: General Counsel

                            Facsimile Number:  (201) 573-1324


Article XXI.  Attorney's Fees

     21.1 Attorney's Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of the alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall recover reasonable attorney's fees and other court costs associated with the proceeding. This shall in no way diminish or preclude any other relief to which the prevailing party is entitled.


Article XXII.  Integration/Counterparts

     22.1 Integration. The parties hereto acknowledge that they have read this Agreement in its entirety and understand and agree to be bound by all of its terms and conditions, and further agree that this Agreement and any Schedule executed hereunder and any exhibits or schedules hereto or thereto constitute a complete and exclusive statement of the understanding between the parties with respect to the AMISYS System and the related delivery of professional services by PSC and the subject matter of this Agreement which supersede any and all other communications between the parties, whether written or oral, with respect thereto. Any prior agreements, promises, negotiations or representations related to the delivery of the services, as contemplated by this Agreement and Schedules hereto, by PSC which are not expressly set forth in this Agreement or Schedules executed hereunder are of no force and effect.

     22.2  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counter-parts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.


Article XXIII.  No Third Party Beneficiaries

     23.1 No Third Party Beneficiaries. Nothing in this Agreement or Schedules hereto shall be construed as to create any right or privilege enforceable by any party other than MBC or PSC and except as specifically provided otherwise in this Agreement and Schedules.


Article XXIV.  Assignment

     24.1 Assignment.This Agreement and all of its provisions hereof will be binding upon and inure to the benefit of each party and its respective successors and permitted assigns; however, except as specifically set forth in this Agreement, including the provisions of Sections 7.3, 7.4 and 12.4.2, neither MBC nor PSC shall assign or transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, except MBC may assign this Agreement to its wholly-owned subsidiaries, provided MBC is not released from any of its obligations hereunder.


Article XXV.  Governing Law

     25.1 Choice of Law. This Agreement shall be interpreted, enforced and otherwise governed according to the laws of the State of Missouri.

     25.2 Venue. In the event that either party elects to institute legal action, such event shall be brought in any court of competent jurisdiction within the State of Missouri exclusive of all other jurisdictions except that in the event such action cannot be brought in Missouri, the action may be brought in any court of competent jurisdiction in the United States of America. The parties hereby consent to the establishment of jurisdiction of the State of Missouri and waive any objections to the establishment of jurisdiction in the State of Missouri.


Article XXVI.  Right To Perform For Others

     26.1 Right to Perform for Others. MBC understands and agrees that PSC may perform data processing and other services for third parties, some of which may be competitors of MBC, including at locations where PSC processes MBC's data.


Article XXVI.  Hiring Of Employees

     26.1 Hiring of Employees.MBC and PSC each agrees that, during the term of this Agreement and for one (1) year thereafter, neither it nor any of its subsidiaries or affiliates that it controls shall, except with the prior written consent of the other, offer employment to or employ any person employed then or within the preceding twelve (12) months by the other or any affiliate of the other if such person was involved directly or indirectly in the performance of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PEROT SYSTEMS CORPORATION


By: /s/ Charles Lyles
Title: Director of Managed Care

MERIT BEHAVIORAL CARE CORPORATION

By: /s/ Dennis P. Moody
Title: Executive Vice President
       National Service



               INDEX TO SCHEDULES

SCHEDULE A:    Generic Business Evaluation & Project Plan

SCHEDULE B:    Services and Standards

SCHEDULE C:    Implementation and Software Development
               Acceptance Criteria

                         SCHEDULE A

               IMPLEMENTATION PLAN AND BUSINESS EVALUATION


                                                           Hours Hours Resource
Task Name                          Duration  Start  Finish Total ToDate  Names

Project Organization 301d 1/31/96 12/11/96 0h Define Project Structure 1806h 1/31/96 12/11/96 0h Establish Steering Committee 1806h 1/31/96 12/11/96 0h
Establish Implementation Task Force/
    membership/roles/respond         806h    1/31/96 12/11/96 0h
Establish Communication Medium       301d    1/31/96 12/11/96 0h
Meetings                            1806h    1/31/96 12/11/96 0h
Status Reporting                    1806h    1/31/96 12/11/96 0h

BUSINESS EVALUATION                  301d    1/31/96 12/11/96 0h
Executive Overview/Kickoff Meeting  1806h    1/31/96 12/11/96 0h
Review Implementation Process       1806h    1/31/96 12/11/96 0h
Departmental Interviews              301d    1/31/96 12/11/96 0h
Membership/Eligibility              1806h    1/31/96 12/11/96 0h
Provider/Contracting                1806h    1/31/96 12/11/96 0h
Inpatient/Alternative Level of Care 1806h    1/31/96 12/11/96 0h
Outpatient                          1806h    1/31/96 12/11/96 0h
Claims Payable                      1806h    1/31/96 12/11/96 0h
Benefits                            1806h    1/31/96 12/11/96 0h
Claims/Liability Recovery / COB     1806h    1/31/96 12/11/96 0h
1099's                              1806h    1/31/96 12/11/96 0h
Customer Service                    1806h    1/31/96 12/11/96 0h

Business Analysis Document           301d    1/31/96 12/11/96 0h
Prepare Business Analysis Document  1806h    1/31/96 12/11/96 0h
Review Business Analysis Document   1806h    1/31/96 12/11/96 0h
Present Business Analysis Document 1806h 1/31/96 12/11/96 0h Sign-Off on Business Analysis Document1806h 1/31/96 12/11/96 0h

BUSINESS PROCESS DEVELOPMENT 301d 1/31/96 12/11/96 0h Review Current Processes 1806h 1/31/96 12/11/96 0h Review Business Policies/Procedures 1806h 1/31/96 12/11/96 0h REFERENCE & CONTROL FILES 301d 1/31/96 12/11/96 0h Enter Files 1806h 1/31/96 12/11/96 0h Client Information Configuration
      (Intake)                      1806h    1/31/96 12/11/96 0h
Proof Entries                       1806h    1/31/96 12/11/96 0h
Document Acceptance (Sign-Off)/MBC  1806h    1/31/96 12/11/96 0h

BENEFIT ANALYSIS                     301d    1/31/96 12/11/96 0h
Provide Benefit Plans                301d    1/31/96 12/11/96 0h
Benefit Plans/Naming Conventions    1806h    1/31/96 12/11/96 0h
Review for AMISYS Exception          301d    1/31/96 12/11/96 0h
Benefit Plans                       1806h    1/31/96 12/11/96 0h
Document Exceptions                  301d    1/31/96 12/11/96 0h
Benefit Plans/LD exclusions         1806h    1/31/96 12/11/96 0h

BENEFIT PACKAGE DEVELOPMENT          301d    1/31/96 12/11/96 0h
Define Benefit Team                 1806h    1/31/96 12/11/96 0h
Build Benefit Packages               301d    1/31/96 12/11/96 0h
Benefit Plans                       1806h    1/31/96 12/11/96 0h
Test Benefit Packages                301d    1/31/96 12/11/96 0h
Benefit Plans                       1806h    1/31/96 12/11/96 0h
Document Benefit Acceptance(Sign-Off)301d    1/31/96 12/11/96 0h
Benefit Plans                       1806h    1/31/96 12/11/96 0h
Move to Production                   301d    1/31/96 12/11/96 0h
Benefit Plans                       1806h    1/31/96 12/11/96 0h

PRICING                              301d    1/31/96 12/11/96 0h
Configuration                       1806h    1/31/96 12/11/96 0h
Fee Schedule                         301d    1/31/96 12/11/96 0h
Identify Arrangement                1806h    1/31/96 12/11/96 0h
Pricing Load                         301d    1/31/96 12/11/96 0h
Identify Arrangements               1806h    1/31/96 12/11/96 0h
Individual Arrangements             1806h    1/31/96 12/11/96 0h
Group Arrangements                  1806h    1/31/96 12/11/96 0h
Facility Arrangements               1806h    1/31/96 12/11/96 0h
Document Acceptance (Sign-Off)      1806h    1/31/96 12/11/96 0h

PROVIDERS                            602d    1/31/96 10/23/97 0h
AMISYS Provider Numbering Scheme    1806h    1/31/96 12/11/96 0h
Provider Configuration               602d    1/31/96 10/23/97 0h
Provider Identification             1806h    1/31/96 12/11/96 0h
Document Identification             1806h    1/31/96 12/11/96 0h
Document Acceptance                 1806h    12/11/96 10/23/97 0h
Provider Entry                       301d    1/31/96 12/11/96 0h
Provider                            1806h    1/31/96 12/11/96 0h
Proof                               1806h    1/31/96 12/11/96 0h
Acceptance Test(withBenefitPackages) 301d    1/31/96 12/11/96 0h
Provider                            1806h    1/31/96 12/11/96 0h
Provider Affiliations               1806h    1/31/96 12/11/96 0h
Document Acceptance                  301d    1/31/96 12/11/96 0h
Provider                            1806h    1/31/96 12/11/96 0h
Provider Affiliations               1806h    1/31/96 12/11/96 0h
Move Provider Information
     to Production                  1806h    1/31/96 12/11/96 0h

MEMBERSHIP                           602d    1/31/96 10/23/97 0h
Group & Division Configuration       301d    1/31/96 12/11/96 0h
Identify Configuration              1806h    1/31/96 12/11/96 0h
Document Configuration              1806h    1/31/96 12/11/96 0h
Document Acceptance                 1806h    1/31/96 12/11/96 0h
Group & Division Load                602d    1/31/96 10/23/97 0h
Information Entry                   1806h    1/31/96 12/11/96 0h
Proof                               1806h    1/31/96 12/11/96 0h
Acceptance Test                     1806h    1/31/96 12/11/96 0h
Document Acceptance                 1806h    12/11/96 10/23/97 0h

CORRESPONDENCE                       301d    1/31/96 12/11/96 0h
Correspondence Set-Up                301d    1/31/96 12/11/96 0h
Information Entry                   1806h    1/31/96 12/11/96 0h
Proof                               1806h    1/31/96 12/11/96 0h
Acceptance Test                     1806h    1/31/96 12/11/96 0h
Document Acceptance                 1806h    1/31/96 12/11/96 0h

CLAIMS                               301d    1/31/96 12/11/96 0h
Configure Claims                    1806h    1/31/96 12/11/96 0h
Proof                               1806h    1/31/96 12/11/96 0h
Acceptance Test                     1806h    1/31/96 12/11/96 0h
Document Acceptance                 1806h    1/31/96 12/11/96 0h

CLAIMS PAYABLE                       602d    1/31/96 10/23/97 0h
Configuration                        301d    1/31/96 12/11/96 0h
Identify Configuration              1806h    1/31/96 12/11/96 0h
Configuration                       1806h    1/31/96 12/11/96 0h
Proof                               1806h    1/31/96 12/11/96 0h
Acceptance Test                     1806h    1/31/96 12/11/96 0h
Document Acceptance                 1806h    1/31/96 12/11/96 0h
Liability Recovery Set-Up            602d    1/31/96 10/23/97 0h
Information Entry                   1806h    1/31/96 12/11/96 0h
Proof                               1806h    1/31/96 12/11/96 0h
Acceptance Test                     1806h    1/31/96 12/11/96 0h
Document Acceptance                 1806h    12/11/96 10/23/97 0h
Claims Payable Test Cycle            301d    1/31/96 12/11/96 0h
Document Test Results               1806h    1/31/96 12/11/96 0h
Make Necessary Changes              1806h    1/31/96 12/11/96 0h
Perform Claims Payable Test Cycle   1806h    1/31/96 12/11/96 0h

AUTHORIZATION CONFIGURATION          301d    1/31/96 12/11/96 0h
Requirements                         301d    1/31/96 12/11/96 0h
Identify Configuration              1806h    1/31/96 12/11/96 0h
Authorization Configuration Set-Up   301d    1/31/96 12/11/96 0h
Information Entry                   1806h    1/31/96 12/11/96 0h
Proof                               1806h    1/31/96 12/11/96 0h
Acceptance Test                     1806h    1/31/96 12/11/96 0h
Document Acceptance                 1806h    1/31/96 12/11/96 0h

MEDICAL MANAGEMENT CONFIGURATION     301d    1/31/96 12/11/96 0h
Requirements                         301d    1/31/96 12/11/96 0h
Concurrent Review                   1806h    1/31/96 12/11/96 0h
Physician Review                    1806h    1/31/96 12/11/96 0h
Appeals                             1806h    1/31/96 12/11/96 0h
Diversions                          1806h    1/31/96 12/11/96 0h
Identify Configuration              1806h    1/31/96 12/11/96 0h
Document Configuration              1806h    1/31/96 12/11/96 0h
Document Acceptance                 1806h    1/31/96 12/11/96 0h
Medical Management Set-Up           1806h    1/31/96 12/11/96 0h

SECURITY (On-Going)                  301d    1/31/96 12/11/96 0h
MBC Security Templates              1806h    1/31/96 12/11/96 0h
Security Set-Up                      301d    1/31/96 12/11/96 0h
Information Entry                   1806h    1/31/96 12/11/96 0h
Proof                               1806h    1/31/96 12/11/96 0h
Acceptance Test                     1806h    1/31/96 12/11/96 0h
Document Acceptance                 1806h    1/31/96 12/11/96 0h

AMISYS REPORTING                     301d    1/31/96 12/11/96 0h
MBC Standard Reports                 301d    1/31/96 12/11/96 0h
Identify Requirements               1806h    1/31/96 12/11/96 0h
Deficiencies/Client Specific         301d    1/31/96 12/11/96 0h
Identify Deficiencies               1806h    1/31/96 12/11/96 0h
Identify Solutions                   301d    1/31/96 12/11/96 0h
Document Solutions                  1806h    1/31/96 12/11/96 0h
Document Acceptance                 1806h    1/31/96 12/11/96 0h

TRAINING                             301d    1/31/96 12/11/96 0h
Staff                                301d    1/31/96 12/11/96 0h
Membership                          1806h    1/31/96 12/11/96 0h
Providers                           1806h    1/31/96 12/11/96 0h
Phone Log                           1806h    1/31/96 12/11/96 0h
Claims/Stop Loss/Liability
     Recovery/COB                   1806h    1/31/96 12/11/96 0h
Inpatient/Alternate Care            1806h    1/31/96 12/11/96 0h
Outpatient                          1806h    1/31/96 12/11/96 0h
Intake                              1806h    1/31/96 12/11/96 0h
Inquiry                             1806h    1/31/96 12/11/96 0h
Reporting                           1806h    1/31/96 12/11/96 0h

INTERFACES                           301d    1/31/96 12/11/96 0h
Identify Interface                  1806h    1/31/96 12/11/96 0h
Document Interface Requirements     1806h    1/31/96 12/11/96 0h
Accept Interface Parameters         1806h    1/31/96 12/11/96 0h
Perform Interface                   1806h    1/31/96 12/11/96 0h
Verify Data                         1806h    1/31/96 12/11/96 0h
Load to Production                  1806h    1/31/96 12/11/96 0h

Conversion Activities                301d    1/31/96 12/11/96 0h
Project Management                   301d    1/31/96 12/11/96 0h
Go Live Support                     1806h    1/31/96 12/11/96 0h
Create File Extracts                1806h    1/31/96 12/11/96 0h
Membership                           301d    1/31/96 12/11/96 0h
Collect detailed info               1806h    1/31/96 12/11/96 0h
Create file extracts                1806h    1/31/96 12/11/96 0h
Membership Configuration            1806h    1/31/96 12/11/96 0h
Write specs & test plan             1806h    1/31/96 12/11/96 0h
Present specs, make corrections     1806h    1/31/96 12/11/96 0h
User sign off on specs & test plan  1806h    1/31/96 12/11/96 0h
Program & unit test                 1806h    1/31/96 12/11/96 0h
Perform 'test' conversions          1806h    1/31/96 12/11/96 0h
Assist w/ error corrections         1806h    1/31/96 12/11/96 0h
Error corrections - users           1806h    1/31/96 12/11/96 0h
Assist with user testing            1806h    1/31/96 12/11/96 0h
User testing - users                1806h    1/31/96 12/11/96 0h
User task sign-off                  1806h    1/31/96 12/11/96 0h
Perform final conversion            1806h    1/31/96 12/11/96 0h
Clean Up                            1806h    1/31/96 12/11/96 0h
Membership-Remarks                   301d    1/31/96 12/11/96 0h
Collect detailed info               1806h    1/31/96 12/11/96 0h
Create file extracts                1806h    1/31/96 12/11/96 0h
Membership Configuration            1806h    1/31/96 12/11/96 0h
Write specs & test plan             1806h    1/31/96 12/11/96 0h
Present specs, make corrections     1806h    1/31/96 12/11/96 0h
User sign off on specs & test plan  1806h    1/31/96 12/11/96 0h
Program & unit test                 1806h    1/31/96 12/11/96 0h
Perform 'test' conversions          1806h    1/31/96 12/11/96 0h
Assist w/ error corrections         1806h    1/31/96 12/11/96 0h
Error corrections - users           1806h    1/31/96 12/11/96 0h
Assist with user testing            1806h    1/31/96 12/11/96 0h
User testing - users                1806h    1/31/96 12/11/96 0h
User task sign-off                  1806h    1/31/96 12/11/96 0h
Perform final conversion            1806h    1/31/96 12/11/96 0h
Clean Up                            1806h    1/31/96 12/11/96 0h
Authorizations                       301d    1/31/96 12/11/96 0h
Collect detailed info               1806h    1/31/96 12/11/96 0h
Create file extracts                1806h    1/31/96 12/11/96 0h
Auths Configuration                 1806h    1/31/96 12/11/96 0h
Write specs & test plan             1806h    1/31/96 12/11/96 0h
Present specs, make corrections     1806h    1/31/96 12/11/96 0h
User sign off on specs & test plan  1806h    1/31/96 12/11/96 0h
Program & unit test                 1806h    1/31/96 12/11/96 0h
Perform 'test' conversions          1806h    1/31/96 12/11/96 0h
Assist w/ error corrections         1806h    1/31/96 12/11/96 0h
Error corrections - users           1806h    1/31/96 12/11/96 0h
Assist with user testing            1806h    1/31/96 12/11/96 0h
User testing - users                1806h    1/31/96 12/11/96 0h
User task sign-off                  1806h    1/31/96 12/11/96 0h
Perform final conversion            1806h    1/31/96 12/11/96 0h
Clean Up                            1806h    1/31/96 12/11/96 0h
Auth Remarks                         301d    1/31/96 12/11/96 0h
Collect detailed info               1806h    1/31/96 12/11/96 0h
Create file extracts                1806h    1/31/96 12/11/96 0h
Auths Configuration                 1806h    1/31/96 12/11/96 0h
Write specs & test plan             1806h    1/31/96 12/11/96 0h
Present specs, make corrections     1806h    1/31/96 12/11/96 0h
User sign off on specs & test plan  1806h    1/31/96 12/11/96 0h
Program & unit test                 1806h    1/31/96 12/11/96 0h
Perform 'test' conversions          1806h    1/31/96 12/11/96 0h
Assist w/ error corrections         1806h    1/31/96 12/11/96 0h
Error corrections - users           1806h    1/31/96 12/11/96 0h
Assist with user testing            1806h    1/31/96 12/11/96 0h
User testing - users                1806h    1/31/96 12/11/96 0h
User task sign-off                  1806h    1/31/96 12/11/96 0h
Perform final conversion            1806h    1/31/96 12/11/96 0h
Clean Up                            1806h    1/31/96 12/11/96 0h
Claims                               301d    1/31/96 12/11/96 0h
Collect detailed info               1806h    1/31/96 12/11/96 0h
Create file extracts                1806h    1/31/96 12/11/96 0h
ClaimsConfiguration                 1806h    1/31/96 12/11/96 0h
Write specs & test plan             1806h    1/31/96 12/11/96 0h
Present specs, make corrections     1806h    1/31/96 12/11/96 0h
User sign off on specs & test plan  1806h    1/31/96 12/11/96 0h
Program & unit test                 1806h    1/31/96 12/11/96 0h
Perform 'test' conversions          1806h    1/31/96 12/11/96 0h
Assist w/ error corrections         1806h    1/31/96 12/11/96 0h
Error corrections - users           1806h    1/31/96 12/11/96 0h
Assist with user testing            1806h    1/31/96 12/11/96 0h
User testing - users                1806h    1/31/96 12/11/96 0h
User task sign-off                  1806h    1/31/96 12/11/96 0h
Perform final conversion            1806h    1/31/96 12/11/96 0h
Clean Up                            1806h    1/31/96 12/11/96 0h
Claim - Remarks                      301d    1/31/96 12/11/96 0h
Collect detailed info               1806h    1/31/96 12/11/96 0h
Create file extracts                1806h    1/31/96 12/11/96 0h
ClaimsConfiguration                 1806h    1/31/96 12/11/96 0h
Write specs & test plan             1806h    1/31/96 12/11/96 0h
Present specs, make corrections     1806h    1/31/96 12/11/96 0h
User sign off on specs & test plan  1806h    1/31/96 12/11/96 0h
Program & unit test                 1806h    1/31/96 12/11/96 0h
Perform 'test' conversions          1806h    1/31/96 12/11/96 0h
Assist w/ error corrections         1806h    1/31/96 12/11/96 0h
Error corrections - users           1806h    1/31/96 12/11/96 0h
Assist with user testing            1806h    1/31/96 12/11/96 0h
User testing - users                1806h    1/31/96 12/11/96 0h
User task sign-off                  1806h    1/31/96 12/11/96 0h
Perform final conversion            1806h    1/31/96 12/11/96 0h
Clean Up                            1806h    1/31/96 12/11/96 0h
Claims - Counters                    301d    1/31/96 12/11/96 0h
Collect detailed info               1806h    1/31/96 12/11/96 0h
Write specs & test plan             1806h    1/31/96 12/11/96 0h
Present specs, make corrections     1806h    1/31/96 12/11/96 0h
User sign off on specs & test plan  1806h    1/31/96 12/11/96 0h
Program & unit test                 1806h    1/31/96 12/11/96 0h
Perform 'test' conversions          1806h    1/31/96 12/11/96 0h
Assist w/ error corrections         1806h    1/31/96 12/11/96 0h
Error corrections - users           1806h    1/31/96 12/11/96 0h
Assist with user testing            1806h    1/31/96 12/11/96 0h
User testing - users                1806h    1/31/96 12/11/96 0h
User task sign-off                  1806h    1/31/96 12/11/96 0h
Perform final conversion            1806h    1/31/96 12/11/96 0h
Clean Up                            1806h    1/31/96 12/11/96 0h

AMISYS Acceptance TESTING 301d 1/31/96 12/11/96 0h Develop Test Plan/User Community 1806h 1/31/96 12/11/96 0h Create Test Scenarios/MBC 1806h 1/31/96 12/11/96 0h Input Test Cases/MBC 1806h 1/31/96 12/11/96 0h Review Test Results/User Community 1806h 1/31/96 12/11/96 0h Document Test Results/MBC 1806h 1/31/96 12/11/96 0h Sign off/Testing/User Community 1806h 1/31/96 12/11/96 0h

AMISYS Integration Testing
     /User Community 301d 1/31/96 12/11/96 0h Authorization Testing/In&Out Patient1806h 1/31/96 12/11/96 0h Claims Testing/In & Out Patient 1806h 1/31/96 12/11/96 0h Membership Testing 1806h 1/31/96 12/11/96 0h Provider Testing 1806h 1/31/96 12/11/96 0h

CLIENT REVIEW, APPROVAL & LIVE 301d 1/31/96 12/11/96 0h Client Reviews Test Results 1806h 1/31/96 12/11/96 0h Client Approves Test Results 1806h 1/31/96 12/11/96 0h
Client Approves AMISYS
     for Installation               1806h    1/31/96 12/11/96 0h
Move Modules to Production          1806h    1/31/96 12/11/96 0h

GO LIVE SUPPORT                      301d    1/31/96 12/11/96 0h
                                    1806h    1/31/96 12/11/96 0h

POST-LIVE Support                    301d    1/31/96 12/11/96 0h
Implementation                      1806h    1/31/96 12/11/96 0h
Training                            1806h    1/31/96 12/11/96 0h
Job Scheduling                      1806h    1/31/96 12/11/96 0h

POST-LIVE ANALYSIS/ACTIVITIES 301d 1/31/96 12/11/96 0h On-Site Production Support 1806h 1/31/96 12/11/96 0h Response Time 1806h 1/31/96 12/11/96 0h
Accuracy  1806h  1/31/96  12/11/96  0h  Efficiency  1806h  1/31/96  12/11/96  0h
Transition 1806h 1/31/96 12/11/96 0h


                    AMISYS SYSTEM IMPLEMENTATION SURVEY


     GLOBAL REQUIREMENTS (These answers apply across all lines of business for your area)

1.  List  the   offices  in  your  area:

What do      Address    Administrative   Number of  Will Site Use
you call it? Telephone  Continuum Other  Employees    AMISYS






2.       List your client contracts: (Attach all copies of contracts)

Name of Client Name of Program Product   # of       # Groups      Start Date
Company (i.e.                           Members   # Bene. Pkg.   Renewal Date
Sanus, Humana)

3. Please attach an organizational chart. NOTE: If you are considering adding or reorganizing any positions, describe what you have in mind:

4. Are you anticipating any contractual changes in your area? Include any increases, losses or possible new contracts.) Please explain.

5. Do you maintain PCP's? IF YES, please  explain how is it done?

6. What types of reporting are mandated by the state you are operating in? Please include report samples.

7. Please circle the software systems that are presently being used/planned at your site?

         PC Application Software                     Managed Care Applications

         WordPerfect                                 AS400
         Word                                        Bionet
         Lotus                                       HP9000/DEC
         Excel
         Harvard Graphics
         Power Point
         dBase
         Paradox
         PFS First Choice
         Other


8.       Do you have a Local Area Network?        [  ]     Yes      [  ]No

         If YES, do you have a router?

9.       Are you currently using e-mail on your LAN System?


10.      Are your PCS currently running Windows?  [  ]     Yes      [  ]No


11.      Please provide an inventory of the following Hardware at your site(s):


               386s--on Net          486s--on Net             Description
PCS
LAN Ports
Dumb Terminals
Printers

General Requirements

Please complete pages 2-20 for each client contract that you administer.

The following categories will be questioned:

                  General
                  Enrollment
                  Benefits management
                  Providers
                  Provider Credentialing
                  Pricing
                  Medical Management
                           Authorizations
                           Utilization Review and Case Management
                           Appeals
                           Quality Assurance/Quality Improvement
                  Customer Service
                  Reporting
                  Claims Adjudication
                  Claims Payable
                  Work Flows

NAME OF CLIENT:

Does this client support any of these products?

         o        ASO
         o        HMO
         o        PPO
         o        Integrated EAP
         o        POS
         o        Medicare
         o        Medicaid
         o        Indemnity
         o        Others (specify)

2. Do you require the system to accommodate a specific check stock for this line of business?

                                 [  ]     Yes      [  ]    No

3. Who are your contracts at the client site and which of your local staff do you prefer to work with the client?

4.   List any service guarantees and corresponding penalties that you have:

5.   Are you in any type of transition period?  Please describe.

6.   Do you pay any claims in your administrative offices?
     (Be specific by outpatient, inpatient, etc.)

7.   How many Intake Coordinators are on your staff?

8.   How many Case Managers (Outpatient) are on your staff?

9. How many Utilization Managers (Inpatient/Alternative Levels of Care) are on your staff?

ENROLLMENT

1. Do you receive a membership tape from this client? If yes, attach the format requirements that you have given to your clients and complete the following.

                                   [  ]     Yes      [  ]    No


Complete or   Frequency of                    Where is tape
Update        Tape Received  Type of Media    originally mailed?  # of Members







2.   What is the process for receiving and loading membership tapes?

3. What subsets of the entire enrollment need to be identified for reporting purposes (e.g., COBRA, Medicare, etc.)?

4.   What types of  reporting  are  required  by your  client,  based on the
     membership  tapes  received?   Please  provide  examples  (i.e.,  error
     reports, paid claim tape formats, etc.).

5. How does your client identify the contract holder/subscriber. How do you identify the member's relationship to the subscriber?

6. Do you administer a waiting period (pre-existing clause) before benefits are paid? Please explain.

                                       [  ]     Yes      [  ]    No

7.   Is dual enrollment a consideration with this client Please explain.

                                       [  ]     Yes      [  ]    No

8. Do you have a procedure for detecting subscribers or members with other insurance? Please describe.

                                       [  ]     Yes      [  ]    No

9. If this client requires your tracking of PCPs in any way, does the membership tape provide PCP information?

                                       [  ]     Yes      [  ]    No

10.  Does the client require PCP reporting?

                                       [  ]     Yes      [  ]    No

BENEFITS MANAGEMENT

1. How many benefit packages do you administer? Identify and attach each benefit package using the following grid.


Benefit Identifier   Client        Group               Membership Handbook
                                                         Attached





2. Describe the basic limitations/exclusions and general covered services for your major benefit plans.

3. Do you track the following counter information? Any additional counters not listed?

                                       [  ]     Yes      [  ]    No

         o        Days
         o        Visits
         o        Dollar limitations
         o        Maximums
         o        Copays
         o        Coinsurance
         o        Deductibles

4.   What is your definition of a visit?  An encounter?


5. What types of penalties are imposed when authorization is required but not obtained?


6. Are there certain diagnoses or procedures that should always be flagged for further review?

                                       [  ]     Yes      [  ]    No

PROVIDER

1. Provide informal number of contents of each client network for individuals, facilities, groups agencies and any other category you track. Provide a description of each type.

2. Provide lists of all providers with whom you now have or at any time contracted and all non-participating providers to whom you leave paid a claim within the past year. These lists should be completed in the following stages:

         a) Identify the system where the list was produced
         b) List as much information as your systems will provide, including

                  o        service address and telephone number
                  o        billing address
                  o        TIN #
                  o        Fully credentialed and is there a file with
                              all the information

         c)       Sort and clearly identify by:

                  o        Individual
                  o        Facility
                  o        Groups
                  o        Agencies

         d)       Provide a description of each of the categories listed in
                    (b) mentioned above
         e)       Under each client contact identify participating
                    vs. non-participating.
         f)       Under each client contact identify leased vs. MBC.
         g)       Indicate the following category by each: (If there are
                    more than one, list each that applies)

                  o        MD - Physician
                  o        DL - Doctoral Level
                  o        MS - Master's Level

                  o        OT - Other
                  o        FC - Facility
                  o        LF - Leased Facility
                  o        GR - Group
                  o        LG - Leased Group

         h)       Identify by "A", "B", etc...each fee schedule that you
                    use and attach it to your
                  lists of providers.
         i)       Indicate by each provider the appropriate fee schedule
                    as "A", "B", etc... If
                  you have more than one category as indicated in (e) above, provide a fee schedule for each category.

PROVIDER CREDENTIALING

Do you do credentialing or contracting for this client? If so, please complete the following section.

1.   Briefly describe your Credentialing process.

2. How frequently do you re-credential? Does it vary for different types of providers. How do you track the next Credentialing date?

3.   Does your client require any special audits? (e.g., NCQA).

                                         [  ]     Yes      [  ]    No

PRICING

1. Describe criteria for varying payment, e.g., geographic location of provider, location of service procedure code, etc.

2.   What funds are defined? (e.g., referral, hospital)


3.   Describe late claims submission requirements.


4.   Describe any unusual or difficult pricing schemes that are in place.


5.   Do you use any prompt pay discounts?

                                        [  ]     Yes      [  ]    No

Please describe.

6.   Attach all fee schedules and identify each one as "A", "B", etc.
     Be sure each schedule is clearly identified for type of provider and network, if applicable.


MEDICAL MANAGEMENT

Authorizations

1. Describe the process of entering referrals. Are they entered on-line or on paper? Please have available examples of the forms used to track referral information.

2. Describe the types of service that will always require an authorization in order to be paid.

3. Describe the type of services that if unauthorized will pay a reduced benefit.

4.   Describe the types of service that will be denied if unauthorized.

5.   Do you automatically assign next review date for Hospital authorizations?

                                      [  ]     Yes      [  ]    No

Describe:


6.   Describe reasons for pending or denying authorizations.


7. What information from the actual service needs to be updated on the authorization?

Utilization Review And Case Management

1. Are prospective, concurrent and/or retrospective case reviews performed at your site? Specify.

2.   When do you require a physician review and what is the process?

3. Describe the process of concurrent review for inpatient admissions. Is any of this automated?

4.   What inquiry capabilities are required for case management?

5.   How do you determine when to begin a new episode?


6.   How do you handle multiple "cases" for the same member?
     How do you determine when the same member has a new "case"?

7.   Do you track diversions? If so, how?

Appeals

1.   How many levels of appeal does this client require?

2.   What is your appeals process?

3.   Who can initiate an appeal?

4.   Do you generate any correspondence related to appeals?

Quality Improvement/Quality Assurance

1.   What is the structure of your QI/QA department?

2.   What types of quality issues do you monitor?


TECHNICAL

1.   Where do you process the following:

Application               Bionet                      Other System (including
                                                                     Manual)
Authorizations
Customer/Member Services
Appeals
Grievances
Physician/Management
Review
1099's

Utilization Management
EAP
Intake
Case Management
Provider Contracting
Credentialing
Negotiating
Claims Payable


CUSTOMER SERVICE

1.   How many representatives are there currently?

2.   How do you categorize types of calls?

3.   From what areas do the representatives need to access information?

4.   How do you measure productivity?

5.   How do you identify the representative on each call?

6.   What types of correspondence are generated?

7. What types of follow-up systems are used? Are they manual or system generated? Are there any routing systems in place?

8.   How do you identify the status of a phone call?

REPORTING

1.   Provide a listing of ALL reports that you presently use.

     This list should include the REPORT NAME and a brief DESCRIPTION.

2. Sort the above mentioned list by department where the report is used. Use the following classifications:

    o        Inpatient/Alternative Level of Care Utilization Management (UM)
    o        Outpatient Case Management (OP)
    o        TQM
    o        Intake (IN), Customer Service (CS)
    o        Provider Relations (PR)
    o        Claims (CA)
    o        Client Required (CR)
    o        Regional (RG)

      Indicate on each identified report a priority of:

         (A)  Required By GO LIVE (B)  Required but not critical for GO LIVE
         (C)  Seldom used, may not be necessary.

4.   List your client required "special reports":
     (Attach copies of ALL client reports)


Name of Report       Frequency          Description






8.       Does the client require HEDIS or GHAA reporting?


CLAIMS ADJUDICATION

NOTE: Claims Adjudication and Claims Payable to be completed by the Claims Department at NSC.

1.   What training will be needed for this area/client contract?
     Specify type and estimate number of processors.

2. Describe the customer service functions, if any, that you perform for these contracts?

3.   Describe the eligibility process for this contract.

4. Does the current system handle adjudication of such processes as copays, deductibles, member benefit limits, family benefit limits and withhold. Describe all cases that are handled manually.

                                   [  ]     Yes      [  ]    No

5. Describe all systems that have been utilized to pay claims for this contract. Indicate corresponding dates and whether the claims were inpatient, alternative levels of care, outpatient, all, or any other combination.

6. Describe the identifiers you use to classify types of services, such as physician services and laboratory services.

7. How do you identify locations of service? Are they determined by procedure, diagnosis, provider, or by some other element?

8. Do you have special cases where certain types of services must be performed in certain location? Describe.

                                      [  ]     Yes      [  ]     No

9.   Are certain procedures or diagnoses pended automatically?

                                      [  ]     Yes      [  ]     No

10.  Describe the reasons for pending claims.


11.  Describe your COB process.


12. What are your special requirements regarding your lag date and pending claims? Do you use any client interfaces in claims?


CLAIMS PAYABLE

1.       How often is claims Payable run?


2.       Do you currently support 1099's?  If Yes, from which system?

                                       [  ]     Yes      [  ]    No

3.       Do you do any electronic transfers for this client?

                                       [  ]    Yes      [  ]     No

4.       Does this client require a specific client stock?  Attach a sample.


5. If you have underpaid/overpaid the provider, do you net the difference from the next check to the provider?


6. If you have underpaid/overpaid the provider, does he ever return the check to you or cut a check to you for the difference?


WORK FLOWS:

This section describes proposals for each of the major network flows at the site. Each description consists of a summary of impacts to the work flow, a list of recommendations, and a detailed work flow narrative, and work flow schematic recommendations as well.

                                   SCHEDULE B


                        AMISYS IMPLEMENTATION AND SYSTEMS
                         INTEGRATION SERVICES AGREEMENT


                             SERVICES AND STANDARDS

                                   SCHEDULE B

                                TABLE OF CONTENTS

    Section I - Scope of Responsibilities       Page

    Section II - Base Implementation Services   Page

    Section III - Systems Integration and Reporting Services   Page

    Section IV - Additional Services            Page

                                    SECTION I

                            SCOPE OF RESPONSIBILITIES


Capitalized terms not defined in this Schedule have the meaning given such terms in the Agreement. PSC will provide services in three categories under the
Agreement: Implementation services, systems integration and reporting services and additional services. The implementation services, which are described in
Section 11 of this Agreement ("Base Implementation Services"), are included as part of the Base Implementation Fee described in Section 5.1 of the Agreement. The System Integration and Reporting Services are described in described in
Section III of this Schedule B. Payment for such services will be provided under the terms described in Section 5.2 of the Agreement. Other services beyond the scope of the services described in Sections 11 and III of this Schedule are considered Additional Services and shall be provided in accordance with the terms of Section IV of this Schedule B and will be billed pursuant to the hourly rates specified in Section 5.3 of the Agreement or at such other rates as the parties may agree.

Base Implementation Services

PSC and MBC are responsible for the migration of MBC's Bionet systems in 1996 and HP9000 systems in 1997 to the AMISYS Managed Care system ("AMISYS System"). If MBC and PSC choose to renew the Agreement in 1998, PSC will be responsible for providing services to migrate MBC's AS/400 managed care systems to the AMISYS System. PSC will provide the Base Implementation Services described in
Section 11 of this Schedule B in support of this migration. PSC will deliver such Base Implementation Services necessary to comply with the implementation Acceptance Criteria described in Section I of Schedule C.

System Integration and Reporting Services

PSC will provide the Systems Integration and Reporting Services required to deliver AMISYS implementations as described in Section III of this Schedule B. PSC is responsible for developing technical specifications, programming, unit and systems testing of necessary interfaces and reports. MBC is responsible for acceptance testing requested interfaces and reports to insure that they comply with applicable business requirements.

Additional Services

PSC will provide cost and time estimates related to Additional Services requested by MBC. These services are more fully defined in Section IV of this Schedule B.

The specific services included in each of these categories to be provided by PSC are more fully described in Sections 11, III, and IV of this Schedule B.

                                   SECTION II

                          BASE IMPLEMENTATION SERVICES


Project Management, Planning, and Analysis

o For each MBC site at which PSC will implement the AMISYS System, PSC will develop a business evaluation for each legacy system migration followed by the development of a project plan detailing specific tasks, time frames, responsibilities, and Deliverables. A generic business evaluation document and project plan is set forth in Schedule A. These generic documents w ill be used to develop a site specific project plan. The scope of each project plan will include project management, training, configuration and conversion of MBC's legacy systems to the AMISYS System

o PSC will develop, execute and maintain a Master Project Plan ("MPP") schedule and the coordination of the updates on an as needed basis.

o PSC will maintain the MPP to reflect actual project completion dates and make any work plan changes as mutually agreed upon between PSC and MBC. PSC will distribute project updates to the project team (MBC and PSC key management personnel) as needed, but no less than monthly. With specific references to the MPP, PSC shall be responsible for:

         o Providing project status reports to the project team on a weekly basis.

         o Reporting variances between the planned and actual completion dates to the project team. A joint assessment will be made by the project team to determine the cause and impact of the project variance. Project scheduling will be done based on the monthly, or as needed, project assessment.

         o Reporting any late and potentially late project tasks that, if not addressed, will impact the project schedule. Develop short interval schedules that will address management issues identified in the monthly report.

         o Reporting key accomplishments along with those activities scheduled for the next reporting period to the project team.

         o Assisting with additional tasks, when mutually agreed upon by MBC and PSC.


PSC Project Team

o PSC Management Team. PSC shall provide a Core Management Team c onsisting of an Account Manager, Implementation Manager and Technical Manager to direct and oversee all aspects of the AMISYS System implementations and migration from the MBC legacy systems. The Account Manager will report to the MBC Project Manager and be accountable for all related projects and deliverables for services provided by PSC. The Core Management Team will be responsible for coordinating PSC staff, AMISYS(R)staff and MBC employees assigned to the project. The Core Management Team will be responsible for tasking each MBC employee assigned to the AMISYS(R) System implementations. Each member of the Core Management Team will be dedicated to MBC for a minimum of two (2) years, provided such individuals employment with PSC continues for this period.

o        Project  Managers.  PSC shall provide Project Managers to support three
         (3) concurrent implementations. Each Project Manager will report to a PSC core manager and be responsible for an installation. Project
         Managers responsibilities include management of all aspects of an installation including project plan development and oversight, task development and assignment to PSC staff, AMISYS staff, and MBC staff assigned to the projects. Tasks to be included and managed by the Project Manager include system configuration, conversion, systems integration and software development.

o Transition Manager and Team. PSC shall provide a Transition Team to assist in the completion of implementations performed by PSC and to transition the support responsibility to the MBC customer service team ("MBC Support Team") who will be responsible for the on-going support of all AMISYS sites. The Transition Team will manage all aspects of post-implementation issue resolution and site migration to MBC Support. The Transition Team will lead each implementation after the Live Date (as defined in Schedule C) for a period of no more than ninety (90) days. During this ninety-day transition period, the Transition Team will complete turn-over documentation in preparation for MBC to assume support responsibilities. The Transition Team's responsibilities include resolution of initial conversion issues, configuration issues, problem resolution and procedural use of the AMISYS system.

o Business Analysts. PSC will provide Business Analysts to provide configuration support, training, and transition support to the MBC Support team. As implementations are defined, PSC will assign Business Analysts to complete required tasks. These tasks include Benefit Plan configuration, testing, training and any other related configuration requirements defined in a Project Plan.

o System Engineers. PSC will provide technical resources as required ("Systems Engineers") to meet required system conversion requirements. As implementations are defined, PSC will assign System Engineers to complete required tasks.

AMISYS Applications

o As part of the AMISYS System implementations, PSC will implement the AMISYS subsystems described below. PSC shall provide implementation management, system configuration, training and transition support services for each site defined. AMISYS modules to be implemented as part of the Base Implementation Services Fee include-.

         - Security
         - Membership
         -Authorizations
         -Claims / Liability Recovery
         -Phone Log
         -Correspondence Generator
         -Configuration Testing
         -Benefits Configuration
         -Provider
         -Clinical
         -Pricing
         -MURS

Conversion Services

o PSC shall provide required Systems Engineers in the data conversion of the Bionet, HP9000 and AS400 systems. The following Conversion services, when appropriate, are included as part of the Base Implementation Fee.

o Membership - conversion for each site will include the actual membership data and miscellaneous membership. The data sets included in Membership conversion are: Contracts, Contract-Spans, Members, Member-Spans and Member Addresses. Miscellaneous Membership includes the Member Remarks data sets.

o Claims - conversion of the claims files for each site include the Claim, Service and Claim Remarks, and the Claims counters (Counter-M) data sets only. Only paid and denied claims will be converted using the Claim and Service data sets. Pended claims are not included in the conversion services. Required data entry of needed data elements will be resolved in the legacy system or manually entered by MBC users in the new AMISYS environment.

o Authorizations - conversion of the Authorization files for each site include: the Authorization, Authorization Detail, Admission and Authorization Remarks data sets only.

o Providers - Where possible, considering data availability and accuracy, provider files for each site will be converted from the AS/400 system (Bionet). These files include-. Provider, Address, Affiliations, Remarks and all appropriate historical spans.

o Clinical - If Clinical data is captured on a legacy system an analysis will be performed to determine whether "legacy" clinical data can be converted to AMISYS. If this conversion analysis determines that this "Clinical Conversion" is technically feasible, PSC will provide such service.

o EAP - All membership related EAP data, including but not limited to, member demographics, employment history, salary data and occupational data will be converted to the AMISYS System when EAP functionality is available on AMISYS.

o All other files on these systems will be data entered by MBC employees not assigned as part of the MBC Project Team. Any requests to convert the files will be considered as an Additional Service and may be completed with the Service Request process described in Section IV of this Schedule B.

o PSC conversion technicians will work with MBC users to map data elements from legacy systems to the AMISYS System. Systematic data clean up will be performed where possible to compensate for deficiencies in existing MBC systems. PSC technicians will develop conversion programs and unit test plans, support implementation teams in systems testing efforts and provide support to MBC users during acceptance testing.

o     PSC will perform the following tasks in connection with converting data.

         1.       Collect detailed information on the current system.
         2. Develop specifications and unit test plans for each data set to be converted.
         3.       Present specifications to MBC users and make corrections.
         4.       Develop programs and unit test.
         5.       Conduct test conversions.
         6.       Assist with error corrections from 'test' conversions.

         7.       Assist with user testing.
         8.       Conduct final conversions.
         9.       Migrate converted data into production.
         10. Provide support to users completing manual corrections after final conversion.
         11.      Provide go-live support to assist in general troubleshooting.
         12.      Provide Conversion project management.
         13.      Provide on-site visits as required

o The following items are not included in Conversion Services and, if needed, may be facilitated using Systems Integration and Reporting Services outlined in Section 111. These tasks will require separate estimates and will be included in Systems Integration and Reporting Services.

         o        Developing interfaces for other systems
         o Developing interfaces for enrollment or claims data received from outside sources
         o AMISYS Customization and/or Custom Reports a Converting General Ledger information
         o        Transferring A/R balances

o        The following data will be entered manually by MBC users:

         o        Groups & Divisions
         o        Providers(to the extent not systematically converted)
         o        Provider Remarks(to the extent not systematically converted)
         o        Provider Addresses(to the extent not systematically converted)
         o        COBRA
         o        Medical Management
         o        COB
         o        Comments Other Than Membership, Claims, and Authorizations

Transition Services

         The PSC Transition Team will be responsible for supporting sites for the first ninety (90) days after the Live Date. Transition Services will include the following activities:

         1.       Migrating sites to the MBC Support Team;
         2. Documenting operational issues which arise from each site as it relates to the use of the AMISYS System and resolving such issues with MBC users and MBC management;
         3. Providing and coordinating any follow-up training as needed for MBC AMISYS users;
         4.       Tracking and reporting issues relating to the AMISYS System;
         5. Providing all implementation documentation to MBC management for each site; and
         6. Performing with the MBC Support Team a Post Implementation Review to assess the current environment at each site. This review will be performed no earlier than 60 days after the Live Date and not more than 75 days after the Live Date.

Implementation Sites and Time Frames

o PSC shall complete the required Bionet migrations for the specific sites listed below in the 1996 calendar year. Each of these sites will each have an implementation project plan that will be mutually agreed upon by PSC and MBC prior to commencing the implementation. The generic project plan set forth in Section 1 of Schedule A, shall serve as the general framework for implementation of the AMISYS System. This generic project plan will be customized for each MBC site. The project plan may be amended from time to time with the consent of both parties. The definition of completed implementations are those sites that have either been transitioned to the MBC Support Team or are in the 90-day transition period. The 1996 commitments include-

         Indiana - This effort includes support and cleanup of Bionet installations only. The Transition Team will develop an action plan and use this site as the model for transition to the MBC Support Team. The transition period will begin on February 1 and will be completed within ninety (90) days and the MBC Support Team will assume responsibility by April 30, 1996.

         Illinois - The implementation team will complete the migration of existing Bionet accounts. The Transition Team will develop an action plan for the outstanding Bionet issues. The transition period of this site begins on February 1, 1996 and the transition to the MBC Support Team will be completed by June 15, 1996.

         Massachusetts/Vermont - This implementation includes conversion of the Bionet system only. An implementation project plan will be developed and this site will be one of the first implementations to begin in 1996. The Live Date shall be July 31, 1996.

         Ohio - This implementation will parallel the Indiana office transition and a separate project plan will be developed to migrate the offices and complete transition into the Indiana offices. This implementation will be started by March 1, 1996 (implementation Start Date). A project plan will be developed thirty (30) days after the Implementation Start Date which will define the Live Date for this implementation in 1996.

         Colorado/Arizona - An implementation project plan will be developed and all Bionet accounts will be migrated to the AMISYS System
         in  1996.   This implementation will be started by March 1, 1996
         (Implementation Start Date). A project plan will be developed thirty (30) days after the Implementation Start Date which will define the Live Date for this implementation in 1996.

         Florida - An implementation project plan will be developed and all Bionet accounts will be migrated to the AMISYS System in 1996. This implementation will be started by June 15, 1996 (Implementation Start
         Date). A project plan will be developed forty-five (45) days after the Implementation Start Date which will define the Live Date for this implementation in 1996.

         Hawaii - An implementation project plan will be developed and all Bionet accounts will be migrated to the AMISYS System in 1996. This implementation will be started by July 31, 1996 (Implementation Start
         Date). A project plan will be developed forty-five (45) days after the Implementation Start Date which will define the Live Date for this implementation in 1996.

         New York Metro Region - The implementation project plan for the New York Metro AMISYS System will be defined and initiated in 1996. The scope of this migration is currently undefined and will not be completed in 1996. It is expected that the Empire project will be transitioned first followed by the remaining HP9000 accounts. This implementation will be started by July 31, 1996 (Implementation Start
         Date). A project plan will be developed sixty (60) days after the Implementation Start Date which will define the Live Date for this implementation in 1997.

o Requirements associated with the implementation of HP9000 and Texas IDX sites on the AMISYS System in 1997 will be defined in a roll-out plan which will be agreed to by PSC and MBC by September 1, 1996.

o The requirements for the transition of the AS/400 based systems to the AMISYS System have not been defined. PSC will work with MBC in 1996 and 1997 to define the AMISYS System's capability to support this business. Required software modifications and implementation activities will be specified in project plans. PSC will execute AS/400 implementation plans (assuming the continuance of this agreement) in 1998 culminating in the transition of all MBC core business to the AMISYS System.

                                   SECTION III

                   Systems Integration and Reporting Services

PSC will provide systems integration and reporting services in support of MBC sites implemented on the AMISYS System. To complete required systems interfaces, system reporting and other related system development needs, PSC shall provide Systems Integration and Reporting Services in addition to the Base Implementation Services.' These services will be used in conjunction with the implementations, and the process for initiating requirements will be through a Service Request process defined as follows- Prior to beginning any development projects PSC will provide an estimate of effort and duration which will be approved by MBC. This Service Request (SR) will be approved or denied by MBC within five (5) working days of submission of the SR. A work plan will be developed as part of the Site Project Plan, if appropriate, or a development work plan will be maintained as part of each SR. Each work plan will document the applicable RADDIO processes.

o Report development services will be managed through a standardization process directed at minimizing custom site specific reports in support of centralized MBC corporate reporting standards.

o Required system interfaces will be implemented using a standard approach that will promote efficiencies in data center and user department operations.

                                   SECTION IV

                               Additional Services


Upon  MBC's   request,   PSC  shall  provide  MBC  with  software   development,
modification services, additional implementation services for new business, Enhancement work and other billable work related to the AMISYS System, plus training, installation and consulting work (cumulatively "Additional Services"). MBC will submit a definition of the request in writing, including functional specifications, sample screens and reports, data requirements and reference to current system functions where applicable. This written request shall constitute MBC's request for resource estimates and associated costs to MBC to complete said project. If functional specifications are incomplete, MBC may authorize PSC, in writing, to develop a specifications document and agrees to pay for the time to provide it at the rates set forth in Section 5.3 of the Agreement. Within fourteen (14) working days from: (a) PSC's receipt of MBC's written request- or (b) MBC's approval of the specifications document developed by PSC, if such a document is developed by PSC, PSC shall provide to MBC a cost estimate and expected completion date for the project. For more complex projects, PSC may extend the analysis and estimating period to thirty (30) days.

         Upon MBC's approval of the estimates provided by PSC, PSC will proceed with the project. A project plan, which will include a description of Deliverables, will be developed and provided to MBC for approval. Upon approval of the project plan, PSC will schedule the Deliverables. Upon completion of the Deliverables, PSC will provide the following:

i) an acceptance plan to unit test the modification as well as system test the changes.
ii) a written report describing documentation changes, technical documentation and implementation procedures.
iii)     copies of source code changes, screen changes or database changes.

o Except to the extent included in Base Implementation Services, PSC shall provide to MBC other project-requested services such as network management, AMISYS system configuration, conversion services, systems integration services and training services. MBC will submit, in writing, a definition of the request including any contractual requirements. This constitutes MBC's request for resource estimates and associated costs to MBC to complete the requested project. If functional specifications are incomplete, MBC may authorize, in writing, PSC development of a specifications document and agrees to pay for the time to provide it at the rates set forth in Section
         5.3 of the Agreement.

         Within fourteen (14) working days from receipt of (1) the project request; or (2) MBC's approval of the specifications document developed by PSC, if such document is developed by PSC, PSC shall provide MBC a cost estimate and expected completion date of the project. For more complex projects, PSC may extend the analysis and estimating period to thirty (30) days.

         Upon MBC approval of the project estimate provided by PSC, scheduling of the project will be initiated and a proposed project plan provided to MBC. For each project approved by MBC, a detailed project plan will be developed detailing tasks and responsibilities of each party.

         Upon approval of the project plan, PSC will schedule the . project. PSC shall be responsible for maintaining the project plan to reflect actual project completion dates and making any changes as mutually agreed between MBC, customer and PSC. Project plans shall be distributed monthly. If at any time during a project operating on a fixed price basis, MBC or customer party does not fulfill their assigned tasks, PSC will have the right to add additional resources to the project to ensure completion as scheduled or inform MBC, in writing, that the project plan will have to be modified.

                                   SCHEDULE C

                     IMPLEMENTATION AND SOFTWARE DEVELOPMENT


                               ACCEPTANCE CRITERIA


                                   SCHEDULE C

                                TABLE OF CONTENTS


Section I       AMISYS Implementation Projects                       Page 3

Section II      Software Development                                 Page 7

Section III     Additional Services                                  Page 9

                                    SECTION I

                         AMISYS IMPLEMENTATION PROJECTS


Master Project Plan

A Master Project Plan will be maintained to identify high-level tasks and Deliverables necessary to meet PSC commitments and MBC stated business objectives. The Master Project Plan will incorporate milestone dates and activities described in site-specific project plans for the implementation projects as defined in Schedule B. The Master Project Plan will contain the following key milestones which will be used to monitor its status.

         Milestones

         o Live Date - The date that each site begins using AMISYS to support business with production data. The Live Date also marks the date at which each project enters the ninety (90) day transition period as defined in Section 11 of Schedule B. The Live Date will be used to determine each sites status as related to PSC commitments.

         o Subsystem Configuration Completion - This represents the date by which configuration of each AMISYS subsystem is complete and available for MBC acceptance testing.

         o Subsystem Configuration Acceptance - This represents the date by which MBC will accept subsystem configuration or identify required changes and deficiencies.

         o Subsystem Data Conversion Completion - This identifies the date by which data for each subsystem will be converted and available for MBC acceptance testing.

         o Subsystem Data Conversion Acceptance - Identifies the date by which MBC will accept converted data for each subsystem or identify required changes and deficiencies. Data conversion will be deemed to be accepted when all changes identified by the Subsystem Data Conversion date have been resolved.

Site Project Plan

A detailed project plan will be maintained for each MBC implementation site as described in Section 11 of Schedule B. The Site Project Plan will contain detailed information on tasks, timeliness dependencies and responsibilities. The information in the Site Project Plan will be updated weekly by the Project Manager. Implementation project status will be reported weekly to appropriate MBC and PSC staff. The Site Project Plans will be developed jointly between PSC and MBC and require the approval of both parties. In addition to the items defined under Master Project Plan, the Site Project Plans will include the following key Deliverables and supporting task details specific to each site:

         Deliverables

         o Implementation Start Date - The commencement date for each implementation project.

         o Configuration Tasks - The following activities will be defined relating to the configuration of each AMISYS subsystem:

                  o Configuration Specification - Defines the configuration parameters and the relationship to MBC business processes.

                  o        Configuration    Specification   Approval   -   MBC's
                           acknowledgment that the planned configuration meets the configuration specifications.

                  o Subsystem Configuration Completion - Defines the date for each subsystem by which PSC will have all configuration completed and available for testing.

                  o Subsystem Configuration Testing - For each subsystem, defines the plan and date for completion of subsystem configuration testing.

                  o Subsystem Configuration Acceptance Test - Defines the plan and the date by which MBC will perform acceptance testing and either accept the system or report to PSC changes and/or deficiencies to PSC to the extent the subsystem configuration does not meet the MBC approved configuration specifications or the acceptance criteria. Each subsystem will be deemed accepted when all Deliverables are approved by MBC and the following Acceptance Criteria are met:

Subsystem                 Acceptance Criteria

Benefits 95% of test claims will map to the appropriate benefit, or not map to any benefit as defined in the subsystem configuration specification

Pricing 95% of test claims map to the appropriate pricing arrangement

-        Conversion Tasks - The following activities will be defined for each subsystem for which data is converted



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         o        Data Specification - Defines the mappings and processes to be used in converting the data from the legacy systems

         o        Data Specification Acceptance - MBC approval date for data specification

        o        Data Conversion Programming - Date conversion programming and unit testing is complete and data is available for acceptance testing

         o Data Conversion Acceptance Testing - Defines the start and end dates for MBC acceptance of converted data. The conversion will be deemed accepted when all Deliverables are approved by MBC and the following Acceptance Criteria are met:

Subsystem                 Acceptance Criteria

Provider                  None

Authorization             95% of authorizations will load without errors

Claims                    90% of claims loaded without errors

                  (Any error relating to data integrity will not be used to determine the acceptance pass rate unless that error is due to conversion mapping or programming errors. Errors relating to source data quality are specifically excluded from the acceptance pass rate.)

         o System Test - Defines the process of jointly testing AMISYS configuration and converted data to insure all AMISYS modules and data are consistent with the MBC approved configuration and data specifications.

         o Acceptance Test - Defines the process MBC users will employ to determine that implementation tasks have been accurately completed and are in compliance with MBC approved configuration and data specifications. The AMISYS System will be deemed accepted by MBC when all Deliverables are approved by MBC and the following acceptance standards are met-.

Subsystem                 Acceptance Criteria

General                   All Deliverables have been presented to MBC

Provider A sampling of 20% of providers have been verified as accurate

Membership                Membership has been loaded with less
                          than  a 5%  error  rate  (Any  error
                          relating to data  integrity will not
                          be used


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                           to  determine  the  acceptance  pass
                           rate  unless  that  error  is due to
                           interface   mapping  or  programming
                           errors.  Errors  relating  to source
                           data   quality   are    specifically
                           excluded  from the  acceptance  pass
                           rate.)

 Authorization             Authorizations  map  to  appropriate
                           Member Span,  Provider,  Affiliation
                           and  process to a payable  status in
                           95% of tests.

 Claims Claims map to appropriate Benefit, Fee Schedule, Pricing Arrangement, Provider Affiliation, Authorization, and Member Span in 90% of tests.

         o Go Live Plan - This plan will describe the events necessary for a site to begin using the AMISYS System with production data to support business. The plan will be developed by PSC and approved jointly by PSC and MBC. The plan will describe the process for the Live Date and go-line support and migration to the Transition Team for on-going support.

         o Transition Plan - A plan will be developed for each site to describe the process by which post-implementation problems will be resolved. In addition, the plan will define the process for migrating to the on-going support of the MBC Support Team. As part of the Transition Plan, there will be a Post Implementation review scheduled which will be conducted jointly by MBC and PSC. This review will document any additional training needed by the users as well as outstanding issues, including productivity statistics such as claims processed per adjudicator per day for each site. This review will be scheduled no earlier than 60 days after the Live Date and not more than 75 days after the Live Date.

                                   SECTION 11

                              Software Development

Overview

For services provided that include interfaces, base system modifications and report development by PSC, PSC has been retained to manage and implement the required functionality as approved by MBC on a modification by modification basis. PSC will follow its RADDIO methodology during all phases of the project.

Methodology

As part of PSC methodology, each identified function or task has been broken down into the following processes

         A.       Development of Business (functional) Specification
         B.       Development of Technical Specification
         C.       Coding and Unit Testing
         D.       Acceptance Testing
         E.       Development of Production Work Flow Document

The Business Specifications will be developed by PSC associates from the basic information gathered from MBC users. If additional information or clarification is needed, questions will be developed and submitted to MBC. The Business Specifications will identify Deliverables. Meetings will be scheduled as necessary to discuss issues. These meetings will be limited to reduce the impact on the AMISYS implementation and conversion efforts. When completed, the Business Specification will be delivered to MBC for approval. Once MBC approves the Business Specifications, PSC will develop a Technical Specification for MBC approval. Acceptance Criteria will be developed by MBC and approved by PSC. The acceptance process will test to insure that the delivered functionality satisfies the Business Specifications and the Technical Specifications. Once MBC and PSC approve the Business Specifications, the Technical Specifications and the Acceptance Criteria, PSC will begin developing the software.

After all Deliverables have been presented to MBC and PSC has completed coding and unit testing, MBC will complete acceptance testing within thirty (30) days after delivery by PSC and notify PSC, in writing, of acceptance or set forth the manner in which the Deliverables fail to meet the Acceptance Criteria, the Business Specifications or the Technical Specifications. In the event that MBC fails to notify PSC within the thirty (30) day period, such Deliverables shall be deemed to be accepted.

For those deficiencies identified, PSC shall have thirty (30) days from receipt of notice to either:

         1.    correct the deficiencies outlined in the notice,
         2. respond in writing that the work requires more than thirty (30) days to be completed, but that PSC shall use commercial best efforts to complete such work as soon thereafter as reasonably practicable, or
         3. respond that PSC does not believe that the alleged deficiency is truly a deficiency.

Any software development mutually agreed as necessary to a Live Date for any Implementation as defined in Section I of this Schedule C must be completed prior to the Live Date for that project or such project shall not be considered "Live." In any event, all system development related to implementation projects must be completed prior to transitioning to MBC for on-going support.

If necessary, PSC and MBC may mutually agree upon an additional time period in order to continue Acceptance Testing of the corrected Deliverable. By accepting a Deliverable, MBC represents that it has reviewed the Deliverable and to the best knowledge has detected no errors or omissions unless otherwise specified in writing.

                                   SECTION III

                               Additional Services

Acceptance Criteria for additional projects will be developed and presented at the point in time when MBC approves PSC to work on the new project. The criteria described above will be adopted as applicable for implementation or software development projects.

Upon completion of the project, MBC shall have thirty (30) days for Acceptance or to notify PSC in writing setting forth the manner in which the Deliverable does not meet the Acceptance Criteria. In the event MBC fails to notify PSC within the thirty (30) day period, such Deliverable shall be deemed to be accepted. For those deficiencies identified, PSC shall have thirty (30) days from receipt of a notice to either: i) correct the deficiencies outlined in the notice; or ii) respond that the work requires more than thirty (30) days to be competed, but that PSC shall use commercial best efforts to complete such work as soon thereafter as reasonably practicable- or iii) respond that PSC does not believe that the alleged deficiency is truly a deficiency. If necessary, PSC and MBC may mutually agree upon an additional time period in order to continue acceptance testing of the corrected Deliverable. By accepting a Deliverable, MBC represents that it has reviewed the Deliverable and detected no errors or omissions in meeting the Acceptance Criteria unless otherwise specified in writing by MBC.